                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BRAD RAGAN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, par value $1.00 per share

     (2)  Aggregate number of securities to which transaction applies: 556,924

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $37.25 per share, based on the price to be paid per share in the proposed share exchange described herein.

     (4)  Proposed maximum aggregate value of transaction: $20,745,419

     (5)  Total fee paid: $4,149.08

[ ]  Fee paid previously with preliminary materials:

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: $4,149.08

     (2) Form, Schedule or Registration Statement No.: PRE13E3 (SEC File No. 005-13534

     (3)  Filing Party: The Goodyear Tire & Rubber Company

     (4)  Date Filed: May 12, 1998

                          [BRAD RAGAN, INC. LETTERHEAD]

                                _______ __, 1998

To the Shareholders of Brad Ragan, Inc.:

         On behalf of the Board of Directors of Brad Ragan, Inc. (the "Company"), it is my pleasure to invite you to attend the annual meeting of shareholders of the Company to be held on _______, ______ ___, at 11:30 a.m. local time, at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina.

         At the meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Share Exchange (the "Exchange Agreement") between the Company and The Goodyear Tire & Rubber Company ("Goodyear") pursuant to which Goodyear, which currently owns approximately 74.5% of the Company's outstanding common stock, will acquire all other outstanding shares, and each of these shares (other than shares held by dissenting shareholders) will be exchanged for the right to receive $37.25 in cash from Goodyear (the "Exchange"). A copy of the Exchange Agreement is included as Annex I to the accompanying Proxy Statement.

         A special committee of directors of the Company who are not employees of the Company or employees or directors of Goodyear has reviewed and considered the terms of the Exchange and has recommended that the Board of Directors adopt the Exchange Agreement. In addition, Interstate/Johnson Lane Corporation, the special committee's financial advisor in connection with the Exchange, has rendered its opinion that the Exchange is fair, from a financial point of view, to the shareholders of the Company. The Board of Directors believes that the Exchange is in the best interests of the Company and its public shareholders and, on behalf of the Board of Directors, I urge you to vote FOR approval of the Exchange Agreement.

         Completion of the Exchange is subject to certain conditions, including approval of a proposal to amend the Company's articles of incorporation to provide dissenters' rights in certain transactions, including the Exchange, by the shareholders of the Company, and approval of the Exchange Agreement by the shareholders. Goodyear has agreed to vote its shares of the Company's common stock in favor of the proposed amendment to the Company's articles of incorporation and, to the knowledge of the Company, intends to vote all of its shares in favor of the Exchange Agreement. Goodyear's favorable vote will assure approval of such amendment and such agreement. The Exchange is expected to be completed promptly after the annual meeting, provided all of such conditions have been satisfied or waived by the parties.

         In addition to considering the amendment to the articles of incorporation and the Exchange Agreement at the annual meeting, you will be asked to elect six directors of the Company for terms expiring at the 1999 annual meeting of the Company's shareholders or such time as their respective successors are elected and qualified. If the Exchange is consummated, holders of common stock who do not vote in favor of the Exchange Agreement and who comply with certain notice requirements and other procedures will have the right of dissent and to be paid cash for the "fair value" of their shares as determined under statutory procedures.

         The enclosed Notice of Meeting and Proxy Statement explain the Exchange and provide specific information concerning the annual meeting. Also enclosed is a copy of the Company's 1997 Annual Report to Shareholders. I encourage you to read and consider carefully the information contained in the enclosed documents.

         Whether or not you plan to attend the annual meeting, you are urged to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting.

                                           Sincerely,


                                           -------------------------------------
                                           Michael R. Thomann
                                           President and Chief Executive Officer

                                BRAD RAGAN, INC.
                        4404-G Stuart Anderson Boulevard
                               Charlotte, NC 28217

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -------------------


To the Shareholders of Brad Ragan, Inc.:

         The Annual Meeting of the Shareholders of Brad Ragan, Inc. (the "Company") will be held at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina on _______, ______ ___, 1998, at 11:30 a.m. local time, for the following purposes:

         1. To consider and vote upon a proposal to amend the Company's articles of incorporation to grant dissenters' rights to the shareholders of the Company in connection with certain transactions, including the share exchange described in the following paragraph.

         2. To consider and vote upon a proposal to approve an Agreement and Plan of Share Exchange (the "Exchange Agreement") between the Company and The Goodyear Tire & Rubber Company ("Goodyear") pursuant to which Goodyear, which currently owns approximately 74.5% of the Company's outstanding common stock, will acquire all other outstanding shares, and each of these shares (other than shares held by dissenting shareholders) will be exchanged for the right to receive $37.25 in cash (the "Exchange").

         3. To elect six members to the Board of Directors for terms expiring at the 1999 annual meeting of the Company's shareholders or such time as their respective successors are elected and qualified.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on _______ ___, 1998 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

                                            By order of the Board of Directors:


                                            ------------------------------------
                                            Ronald J. Carr
                                            Secretary

Charlotte, North Carolina
_______ ___, 1998

         Consummation of the exchange agreement is subject to prior adoption and effectiveness of an amendment to the company's articles of incorporation providing for dissenters' rights under Chapter 55, Article 13 of the General Statutes of North Carolina in certain transactions, including the Exchange. Accordingly, any shareholder shall have the right to dissent from the consummation of the transactions contemplated by the Exchange Agreement and to receive payment of the "fair value" of his or her shares upon compliance with the procedures prescribed by Chapter 55, Article 13 of the General Statutes of North Carolina. See "THE EXCHANGE--Dissenters' Rights" in the proxy statement that accompanies this notice and the full text of Chapter 55, Article 13 attached thereto as Annex IV for a description of these procedures.

         You are urged to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Please do not send in any certificates for your shares at this time.

                                BRAD RAGAN, INC.
                        4404-G STUART ANDERSON BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28217

              ----------------------------------------------------


                                 PROXY STATEMENT
                   RELATING TO ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ______ ___, 1998

              ----------------------------------------------------


         This Proxy Statement is being furnished to the shareholders of Brad Ragan, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of shareholders of the Company, or any adjournment or postponement thereof (the "Meeting"), which is to be held on _______, ______ ___, 1998, at 11:30 a.m. local time, at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina.

         At the Meeting, shareholders of the Company will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Share Exchange, dated as of May 5, 1998 (the "Exchange Agreement"), between the Company and The Goodyear Tire & Rubber Company, an Ohio corporation ("Goodyear"), pursuant to which Goodyear, which currently owns approximately 74.5% of the outstanding shares of common stock, $1.00 par value, of the Company ("Common Stock"), will acquire all other outstanding shares of Common Stock and each such share (other than shares held by dissenting shareholders) will be exchanged for the right to receive $37.25 in cash from Goodyear (the "Exchange"). A copy of the Exchange Agreement is included as Annex I to this Proxy Statement.

         A SPECIAL COMMITTEE OF DIRECTORS OF THE COMPANY WHO ARE NOT EMPLOYEES OF THE COMPANY OR EMPLOYEES OR DIRECTORS OF GOODYEAR (THE "SPECIAL COMMITTEE") HAS REVIEWED AND CONSIDERED THE TERMS OF THE EXCHANGE AND HAS RECOMMENDED THAT THE BOARD ADOPT THE EXCHANGE AGREEMENT. THE BOARD HAS ADOPTED THE EXCHANGE AGREEMENT AND THE EXCHANGE AND HAS DETERMINED THAT THE EXCHANGE IS FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF COMMON STOCK (OTHER THAN GOODYEAR) AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE EXCHANGE AGREEMENT. The Special Committee's recommendation and the Board's adoption and recommendation were based on a number of factors described in this Proxy Statement, including the opinions of Interstate/Johnson Lane Corporation ("IJL"), the financial advisor to the Special Committee, dated the date of the Exchange Agreement and the date of this Proxy Statement, that the consideration to be received by the shareholders of the Company (other than Goodyear) pursuant to the Exchange is fair, from a financial point of view, to such holders. The opinion of IJL dated the date hereof is included as Annex II to this Proxy Statement and should be read in its entirety.

         Completion of the Exchange is subject to certain conditions, including approval by the shareholders of the Company of a proposal to amend the Company's articles of incorporation (the "Articles") to grant dissenters' rights to the shareholders of the Company in connection with certain transactions, including the Exchange (the "Articles of Amendment"), and approval of the Exchange Agreement by the shareholders of the Company. To the knowledge of the Company, Goodyear intends to vote its shares of the Common Stock in favor of the Exchange Agreement. In addition, Goodyear has agreed in the Exchange Agreement to vote its shares in favor of the Articles of Amendment. Goodyear's favorable vote will assure approval of each of these matters. The Exchange is expected to be completed by _______ ___, 1998, provided all of such conditions have been satisfied or waived by the parties. Goodyear may terminate the Exchange Agreement without cause at any time prior to the completion of the Exchange, in which case it would be required to reimburse the Company certain expenses incurred in connection with the Exchange Agreement and this Proxy Statement.

         Shareholders of the Company will also be asked to elect six directors of the Company ("Directors") for terms expiring at the 1999 annual meeting of the Company's shareholders or such time as their respective successors are elected and qualified.

         This Proxy Statement, the Notice of Meeting and the enclosed proxy card, together with the Company's Annual Report to Shareholders for the year ended December 31, 1997, are first being mailed to shareholders of the Company on or about ______ ___, 1998.

      THIS TRANSACTION HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS
        TRANSACTION NOR UPON THE ADEQUACY OR ACCURACY OF ANY INFORMATION
                CONTAINED IN THIS PROXY STATEMENT. ANY STATEMENT
                          TO THE CONTRARY IS UNLAWFUL.

              THE DATE OF THIS PROXY STATEMENT IS _______ __, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

         Shares of the Common Stock are traded on the American Stock Exchange, Inc. (the "AMEX"), and proxy statements, reports and other information concerning the Company can also be inspected and copied at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

         The Company and Goodyear have filed a Schedule 13E-3 with the Commission with respect to the Exchange. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above. Statements contained in this Proxy Statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to the Schedule 13E-3 or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

         The information contained herein with respect to the Company has been provided by the Company, and the information contained herein with respect to Goodyear has been provided by Goodyear.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR GOODYEAR. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR GOODYEAR SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission under the Exchange Act are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

         (b) The description of the Common Stock in the Company's registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of the filing of such documents.

         In accordance with the rules and regulations of the Commission, a copy of the Company's 1997 Annual Report to Shareholders accompanies this Proxy Statement.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED. REQUESTS FOR DOCUMENTS SHOULD BE DIRECTED TO SECRETARY, BRAD RAGAN, INC., 4404-G STUART ANDREW BOULEVARD, CHARLOTTE, NORTH CAROLINA 28217 OR TELEPHONE: (704) 521-2107. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE RECEIVED BY ______ ___, 1998.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION............................................................................................ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................ii

SUMMARY...........................................................................................................1
         The Meeting; Date, Time, Place and Purposes .............................................................1
         Parties to the Exchange Agreement........................................................................1
         The Exchange.............................................................................................1
         Votes Required...........................................................................................1
         Dissenters' Rights.......................................................................................2
         Recommendation of the Board; Fairness of the Exchange....................................................2
         Opinion of Financial Advisor.............................................................................2
         Certain Litigation.......................................................................................3
         Certain Tax Consequences of the Exchange.................................................................3
         Interests of Certain Persons in the Exchange.............................................................3
         Effective Time of the Exchange; Payment for Shares of Common Stock.......................................3
         Conditions to the Exchange...............................................................................3
         Termination; Fees and Expenses...........................................................................4
         Market Prices; Dividends.................................................................................5
         Selected Financial Data..................................................................................6

GENERAL INFORMATION...............................................................................................7
         Proxy Solicitation.......................................................................................7
         Voting Procedures........................................................................................7
         Voting of Proxies........................................................................................8

SPECIAL FACTORS...................................................................................................8
         Background of, and Reasons for, the Exchange.............................................................8
         Fairness of the Exchange................................................................................13
         Interests of Certain Persons in the Exchange............................................................15
         Opinion of Financial Advisor............................................................................16
         Purpose of the Exchange; Plans for the Company..........................................................18
         Certain Litigation......................................................................................19
         Certain Tax Consequences of the Exchange................................................................20
         Estimated Fees and Expenses.............................................................................20

THE EXCHANGE.....................................................................................................21
         Parties to the Exchange.................................................................................21
         Effective Time of the Exchange..........................................................................21
         Payment for Shares of Common Stock......................................................................22
         Terms of the Exchange...................................................................................22
         Source and Amount of Funds..............................................................................24
         Dissenters' Rights......................................................................................24

PROPOSAL TO AMEND THE ARTICLES...................................................................................26

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS...................................................27


CORPORATE GOVERNANCE.............................................................................................28
         General.................................................................................................28
         Nominees for Director...................................................................................28
         Compensation of Directors...............................................................................30
         Executive Officers of the Company.......................................................................30

EXECUTIVE COMPENSATION...........................................................................................31
         Summary Compensation Table..............................................................................31
         Stock Options, SAR Grants in 1997.......................................................................33
         Option Exercises in 1997 and Year-End Values............................................................33
         Other Compensatory Arrangements.........................................................................34

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................................................35
         Compensation Committee Policies and Practices...........................................................35
         Compensation of Executive Officers......................................................................36
         Compensation of the Chief Executive Officer.............................................................36

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION......................................................37

PERFORMANCE GRAPH................................................................................................39

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT................................................................40

INDEPENDENT PUBLIC ACCOUNTANTS...................................................................................40

PROPOSALS BY SHAREHOLDERS........................................................................................40

OTHER MATTERS....................................................................................................40

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF GOODYEAR..............................................40
         Directors of Goodyear...................................................................................40
         Executive Officers of Goodyear..........................................................................43


Annex I--Agreement and Plan of Share Exchange
Annex II--Opinion of Interstate/Johnson Lane Corporation
Annex III--Form of Articles of Amendment
Annex IV--Article 13 of the North Carolina Business Corporation Act

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This Summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement and the Annexes hereto. Shareholders are urged to read this Proxy Statement, including Annexes, in its entirety.

THE MEETING; DATE, TIME, PLACE AND PURPOSES

         The Meeting will be held at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina, on ________, ______ ___, 1998, at 11:30 a.m. local time, to (a) consider and vote upon the Articles of Amendment, the form of which is included as Annex III to this Proxy Statement, to grant dissenters' rights to the shareholders of the Company in connection with certain transactions, including the Exchange; (b) consider and vote upon a proposal to approve the Exchange Agreement; (c) elect six members to the Board for terms expiring at the date of the 1999 annual meeting of the Company's shareholders or such time as their respective successors are elected and qualified; and (d) transact such other business as may properly come before the Meeting. Holders of record of the Common Stock at the close of business on ______ ___, 1998 are entitled to vote at the Meeting and are entitled to one vote for each share held. Shareholders do not have cumulative voting rights in the election of Directors.

PARTIES TO THE EXCHANGE AGREEMENT

         The Company sells new and retreaded tires, home products and automotive services. The address of the Company's principal executive offices is 4404-G Stuart Andrew Boulevard, Charlotte, North Carolina 28217. Goodyear, an Ohio corporation, is an integrated manufacturer and supplier of rubber and tires products. Goodyear owns approximately 74.5% of the outstanding shares of Common Stock. The address of Goodyear's principal executive offices is 1144 East Market Street, Akron, Ohio 44316-0001.

THE EXCHANGE

         The Company and Goodyear have entered into the Exchange Agreement. Pursuant to the Exchange Agreement, Goodyear will acquire all outstanding shares of Common Stock not already held by it, and each such share (other than shares held by dissenting shareholders) will be exchanged for the right to receive $37.25 in cash, without interest, from Goodyear. See "THE EXCHANGE--Terms of the Exchange."

VOTES REQUIRED

         The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Approval of the Exchange Agreement and the Exchange requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding on the Record Date, and approval of the Articles of Amendment requires the affirmative vote of a majority of votes cast on this proposal. To the knowledge of the Company, Goodyear, which owns approximately 74.5% of the outstanding Common Stock, intends to vote its shares in favor of the Exchange Agreement. In addition, Goodyear has agreed in the Exchange Agreement to vote its shares in favor of the Articles of Amendment. Goodyear's favorable vote will assure the approval of each of these matters. Directors are elected by a plurality of votes cast at the Meeting. Goodyear has indicated its intention to vote its shares in favor of the persons named elsewhere in this Proxy Statement as nominees for Director, which will assure the election of these individuals.

         Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. On the Record Date, 2,190,619 shares of Common Stock, held by ___ holders of record, were issued and outstanding and entitled to vote at the Meeting.

DISSENTERS' RIGHTS

         Under the Articles, as proposed to be amended, and North Carolina law, holders of Common Stock who do not vote in favor of the Exchange Agreement and who comply with certain notice requirements and other procedures will have the right to dissent and to be paid cash for the "fair value" of their shares. The "fair value" of Common Stock as finally determined under such procedures may be more or less than the $37.25 in cash for which the shares held by non-dissenting shareholders will be exchanged in the Exchange. The procedures to be followed by dissenting shareholders are described elsewhere in this Proxy Statement, and the text of the applicable statutory provisions is set forth in Annex IV to this Proxy Statement. Failure to follow these procedures precisely may result in the loss of dissenters' rights. Dissenting shareholders who receive cash for their shares of Common Stock pursuant to their dissenters' rights will recognize a gain or loss for federal income tax purposes. See "THE EXCHANGE--Dissenters' Rights" and "SPECIAL FACTORS--Certain Tax Consequences of the Exchange."

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE EXCHANGE

         The Special Committee, at a meeting held on February 13, 1998, unanimously recommended that the Board adopt in principle the Exchange, and the Board, at a meeting also held on February 13, 1998, adopted in principle the Exchange, subject to negotiation and execution by the parties of a definitive agreement. At a meeting held on May 4, 1998, the Special Committee recommended that the Board adopt the Exchange Agreement, and at a meeting held on May 5, 1998, the Board adopted the Exchange Agreement. Eugene R. Culler, Jr., Chairman of the Board of the Company and an Executive Vice President of Goodyear, Michael
R. Thomann, Vice Chairman of the Board, President and Chief Executive Officer of the Company, and Ronald J. Carr, Vice President--Finance, Chief Financial Officer, Treasurer and Secretary of the Company, abstained from the votes taken by the Board with respect to the Exchange and the Exchange Agreement because of Mr. Culler's employment by Goodyear and Messrs. Thomann's and Carr's prior employment by Goodyear and current employment by the Company, which is a 74.5%-owned subsidiary of Goodyear. The Board has determined that the Exchange Agreement is fair to, and in the best interests of, the shareholders of the Company (other than Goodyear) and recommends that the shareholders vote FOR the approval of the Exchange Agreement and the Exchange. For a discussion of the factors considered by the Special Committee and the Board in reaching their recommendation and determination, see "SPECIAL FACTORS-Background of, and Reasons for, the Exchange," "--Fairness of the Exchange" and "--Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

         IJL was engaged by the Special Committee in October 1997 to act as financial advisor to the Company in connection with the Exchange. IJL has delivered its written opinions, dated February 13, 1998 and the date of this Proxy Statement, to the Special Committee to the effect that the consideration to be received by the shareholders of the Company (other than Goodyear) pursuant to the Exchange is fair to such shareholders from a financial point of view. No limitations were imposed on IJL by the Company with respect to the investigations made or procedures followed by IJL in rendering its opinion. The full text of IJL's opinion dated the date of this Proxy Statement, including the procedures followed, the matters considered and the assumptions made by IJL, is included as Annex II to this Proxy Statement and should be read in its entirety. Pursuant to the terms of IJL's engagement, the Company has agreed to pay IJL (and Goodyear has agreed to reimburse the Company in certain circumstances if the Exchange is not completed) $[65,000]. For a description of IJL's opinion and of the terms of its engagement by the Special Committee, see "SPECIAL FACTORS--Opinion of Financial Advisor."

CERTAIN LITIGATION

         A class action complaint (the "Shareholder Litigation") relating to Goodyear's October 15, 1997 offer to acquire the outstanding shares of Common Stock not owned by Goodyear for $32.00 per share (the "Initial Offer") was filed on November 13, 1997. The plaintiffs in the Shareholder Litigation have filed a notice of voluntary dismissal of their claims without prejudice, and the defendants have filed a motion to approve such dismissal. See "SPECIAL FACTORS--Background of, and Reasons for, the Exchange" and "--Certain Litigation."

CERTAIN TAX CONSEQUENCES OF THE EXCHANGE

         The receipt of cash for the Common Stock in the Exchange or upon the exercise of dissenters' rights will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OR OF EXERCISING DISSENTERS' RIGHTS. See "SPECIAL FACTORS-- Certain Tax Consequences of the Exchange."

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

         In considering the recommendations of the Special Committee and the Board with respect to the Exchange, shareholders should be aware that members of the Board and of management of the Company have certain interests which present them with potential conflicts of interest in connection with the Exchange. Specifically, by virtue of Goodyear's ownership of 74.5% of the outstanding shares of Common Stock, Goodyear has caused the election of, and has the power to cause the removal of, members of the Board and of management of the Company. See "SPECIAL FACTORS--Interest of Certain Persons in the Exchange."

EFFECTIVE TIME OF THE EXCHANGE; PAYMENT FOR SHARES OF COMMON STOCK

         The Exchange will become effective when articles of share exchange (the "Articles of Share Exchange") are duly filed with the Office of the Secretary of State of North Carolina in accordance with the North Carolina Business Corporation Act (the "NCBCA") or at such other time as may be specified in the Articles of Share Exchange (the "Effective Time"). The Articles of Share Exchange will be filed upon the satisfaction or waiver of all conditions set forth in the Exchange Agreement. See "THE EXCHANGE--Effective Time of the Exchange."

         [First Union National Bank] (the "Exchange Agent") will forward to the holders of certificates formerly evidencing shares of Common Stock (other than dissenting shareholders) detailed instructions with regard to the surrender of certificates, together with a transmittal letter. The Exchange Agent will forward payment to the former holders of Common Stock following receipt by the Exchange Agent of certificates for their Common Stock and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME. See "THE EXCHANGE--Payment for Shares of Common Stock."

CONDITIONS TO THE EXCHANGE

         The obligations of the Company and Goodyear to effect the Exchange are subject to the fulfillment at or prior to the closing of the transactions pursuant to the Exchange Agreement (the "Closing") of certain conditions, including the following: (a) at the Meeting, the Exchange Agreement must have been approved by the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon; (b) all filings, registrations, notices, consents, approvals, authorizations, certificates, orders and permits with respect to the Exchange required from any court, government or governmental body, agency or instrumentality having or asserting jurisdiction over the Company or Goodyear must have been made or obtained and be in full force and effect on a basis satisfactory to Goodyear; and (c) the representations and warranties made by the Company in the Exchange Agreement must be true and correct in all material respects, and the Company must have performed in all material respects its covenants and obligations under the Exchange Agreement. Approval of the Exchange Agreement will require the affirmative vote of Goodyear. Goodyear is not required to vote in favor of the Exchange Agreement under the terms of the Exchange Agreement. See "THE EXCHANGE--Terms of the Exchange--Conditions to the Exchange."

TERMINATION; FEES AND EXPENSES

         The Exchange Agreement and the Exchange may be terminated and abandoned at any time prior to the Effective Time, irrespective of the prior approval of the Exchange Agreement and the Exchange by the shareholders of the Company: (a) by the mutual written consent of the Board (acting upon the recommendation of the Special Committee) and the Board of Directors of Goodyear (the "Goodyear Board"); (b) by action of the Goodyear Board or of certain executive officers of Goodyear in the event that (i) any action, suit, investigation, or other proceeding or claim (other than the Shareholder Litigation) is threatened or instituted before any court or by any government or governmental agency or instrumentality in connection with the Exchange Agreement, (ii) the status of the Shareholder Litigation shall be such that, in Goodyear's sole judgment, pursuing the consummation of the Exchange would not be in the best interests of Goodyear, (iii) the holders of more than 5% of the outstanding shares of Common Stock have asserted their dissenters' rights and have not lost, surrendered or withdrawn such rights, (iv) the Company fails to comply with or to perform any covenant or obligation of the Company contained in or implied by the terms of the Exchange Agreement, (v) any condition precedent to the implementation of the Exchange is not satisfied (other than a condition which Goodyear could have caused to be satisfied without incurring any cost or expense or taking an action or suffering a consequence deemed by Goodyear to be adverse to Goodyear's interests), or (vi) any representation or warranty of the Company proves to have been untrue or incorrect when made or at any time ceases to be true and correct in all respects (each of such events constituting "Just Cause"); or (c) by action of the Goodyear Board or of certain executive officers of Goodyear without Just Cause.

         If Goodyear unilaterally abandons and terminates the Exchange Agreement without Just Cause, it must reimburse the Company for any fees reasonably incurred and paid to investment bankers and legal counsel in connection with the Exchange Agreement plus any costs reasonably incurred in connection with the preparation and distribution of this Proxy Statement. Unless the Exchange Agreement is terminated prior to the shareholder vote thereon, the failure by Goodyear to vote its shares in favor of the Exchange will be deemed to be a termination by Goodyear without Just Cause. If Goodyear terminates the Exchange Agreement because of (a) an actual or threatened action, suit, investigation or other proceeding, (b) the status of the Shareholder Litigation or (c) the assertion of dissenters rights, as described above, by the holders of more than 5% of the outstanding Common Stock, Goodyear will reimburse the Company for up to $250,000 in such expenses. See "THE EXCHANGE--Terms of the Exchange--Termination; Fees and Expenses."

MARKET PRICES; DIVIDENDS

         The Common Stock is listed on the AMEX under the symbol "BRD." On October 23, 1997, the last full trading day prior to the announcement by the Company that it had received the Initial Offer, the closing sales price of the Common Stock, as reported on the AMEX, was $30.00. On February 13, 1998, the last full trading day prior to the announcement by the Company that it had accepted in principle Goodyear's February 4, 1998 offer to acquire the outstanding shares of Common Stock not owned by Goodyear for $37.25 per share (the "Revised Offer"), the closing sales price of the Common Stock, as reported on the AMEX, was $35.00.

         The following table sets forth, for the periods shown, the high and low sales prices for the Common Stock, as reported on the AMEX.


                                                   High            Low
                                                  ------          ------
Quarter Ended
   March 31, 1998                                 $39.00          $35.00
   June 30, 1998 (through _____ __)
Quarter Ended
   March 31, 1997                                  30.50           27.50
   June 30, 1997                                   27.50           20.00
   September 30, 1997                              29.00           23.63
   December 31, 1997                               37.00           30.00
       For year 1997                               37.00           20.00
Quarter Ended
   March 31, 1996                                  36.50           34.50
   June 30, 1996                                   36.00           30.75
   September 30, 1996                              31.25           30.75
   December 31, 1996                               31.00           30.25
       For year 1996                               36.50           30.25

         The Company has not paid any cash dividends on the Common Stock since 1991. Under the Exchange Agreement, the Company has agreed not to pay any dividends on the Common Stock prior to the Effective Time. See "THE EXCHANGE--Terms of the Exchange--Conduct of the Business of the Company."

                SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET
                        QUOTATIONS FOR THE COMMON STOCK.

SELECTED FINANCIAL DATA

         The selected financial data set forth below are derived from the audited financial statements of the Company for each of the five years ended December 31, 1997 and should be read in conjunction with such financial statements.


                                                                             At or For the
                                                                         Year Ended December 31
                                              -----------------------------------------------------------------------------
                                                           Amounts in Thousands, Except Share and Per Share Data

                                                  1997            1996             1995             1994             1993
                                              ----------      -----------       ----------      ----------      -----------
Revenues                                      $  259,557      $   251,999       $  251,142      $  249,007      $   242,699
Costs of Products Sold                        $  169,276      $   165,921       $  165,850      $  163,168      $   159,972
Selling, Administrative and General
    Expenses                                  $   85,055      $    83,386       $   80,397      $   79,455      $    76,982
Income (Loss) Before Income Tax and
   Effect of Change in Accounting
   Principle                                  $    2,466      $    (4,644)      $    2,410      $    4,511      $     4,067
Provision (Benefit) for Income Taxes          $    1,038      $    (1,735)      $    1,054      $      675      $      --
Income (Loss) Before Effect of Change in
   Accounting Principle                       $    1,428      $    (2,909)      $    1,356      $    3,836      $     4,067
Effect of Change in Accounting Principle      $     --        $      --         $     --        $     --        $     1,253
Net Income (Loss)                             $    1,428      $    (2,909)      $    1,356      $    3,836      $     2,814
Earnings per Common Share and
   Common Equivalent Share: Income
   (Loss) Before Effect of Change in
   Accounting Principle                       $     0.65      $     (1.33)      $     0.62      $     1.75      $      1.85
Earnings per Common Share and
   Common Equivalent Share: Effect of
   Change in Accounting Principle             $     --        $      --         $     --        $     --        $     (0.57)
Earnings per Common Share and
   Common Equivalent Share: Net Income
   (Loss)                                     $     0.65      $     (1.33)      $     0.62      $     1.75      $      1.28
Cash Dividends per Share                      $     --        $      --         $     --        $     --        $      --
Average Common Shares Outstanding              2,190,619        2,190,619        2,190,619       2,190,619        2,190,619
Assets                                        $  132,010      $   127,330       $  122,013      $  118,823      $   114,037
Long-term Debt                                $     --        $      --         $     --        $        4      $        17
Working Capital                               $   40,345      $    39,560       $   41,942      $   42,010      $    40,231
Shareholders' Equity                          $   48,166      $    46,738       $   49,647      $   48,291      $    44,454
Book Value per Share                          $    21.99      $     21.34       $    22.66      $    22.04      $     20.29

                               GENERAL INFORMATION

PROXY SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of proxies to be voted at the Meeting to be held at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina, on _______, ______ ___, 1998, at 11:30 a.m. local time. The entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in doing so. Personal solicitations may be conducted by Directors, officers and employees of the Company, none of whom will be specially compensated for such solicitation activities. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about ______ ___, 1998.

VOTING PROCEDURES

         The Common Stock is the only outstanding voting security of the Company. Holders of record of the Common Stock at the close of business on the Record Date (_______ ___, 1998) are entitled to vote at the Meeting and are entitled to one vote for each share held. At the close of business on the Record Date, there were 2,190,619 shares of Common Stock issued and outstanding held of record by _____ holders. On the Record Date, Goodyear owned, beneficially and of record, 1,633,695 shares of Common Stock.

         The proposal to approve the Exchange Agreement, pursuant to which each outstanding share of Common Stock of the Company not currently held by Goodyear will be acquired by Goodyear and (except for shares held by dissenting shareholders) will be exchanged for the right to receive from Goodyear $37.25 in cash, will be approved if it receives the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and shares held by brokers who do not receive voting instructions from beneficial owners will, therefore, have the same effect as a vote against this proposal. The proposal to adopt the Articles of Amendment to grant dissenters' rights to shareholders of the Company in connection with the Exchange requires the affirmative vote of a majority of votes cast on such proposal. Abstentions and broker non-votes will not be counted as votes against this proposal, and will therefore have no effect. To the knowledge of the Company, Goodyear, which owns approximately 74.5% of the Common Stock, intends to vote its shares in favor of the Exchange Agreement. In addition, Goodyear has agreed in the Exchange Agreement to vote its shares in favor of the Articles of Amendment. Goodyear's favorable vote will assure the approval of each of these matters.

         According to the laws of North Carolina, under which the Company is incorporated, shareholders do not have cumulative voting rights in connection with the election of Directors as long as the Company has securities registered under the Exchange Act at the record date for determining shareholders eligible to vote at the meeting. Directors are elected by a plurality of the votes cast at the Meeting provided that a quorum is present. Goodyear has indicated its intention to vote its shares in favor of the persons named elsewhere in this Proxy Statement as nominees for Director, which will assure the election of these individuals. Votes with respect to the election of Directors may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election, although such votes will be counted for the purposes of establishing a quorum.

         Under the North Carolina Business Corporation Act (the "NCBCA"), in order for the shareholders to have dissenters' rights with respect to the Exchange, the Articles of Amendment must be effective before the vote is taken with respect to approval of the Exchange Agreement. Accordingly, the Articles of Amendment will be the first matter voted upon at the Meeting. If they are approved, the Meeting will be adjourned so that the Articles of Amendment can be filed with the Office of the Secretary of State of North Carolina, at which time they will become effective under the NCBCA. The Meeting will be reconvened after this filing has occurred (expected to be either later that day or as soon as practicable thereafter) to conduct the voting on the Exchange Agreement and election of Directors.

VOTING OF PROXIES

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the proposal to approve the Articles of Amendment, for the proposal to approve the Exchange Agreement, for the election of the persons nominated to serve as the Directors named in this Proxy Statement and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted. A proxy is suspended if the person giving the proxy attends the Meeting and elects to vote in person.

                                 SPECIAL FACTORS

BACKGROUND OF, AND REASONS FOR, THE EXCHANGE

         Since March 1986, Goodyear has owned more than a majority of the Common Stock of the Company, having acquired most of its ownership through private purchases made from members of the family of B. E. Ragan, Sr., the Company's founder, and from GAMCO Investors, Inc. and Gabelli and Company, Inc.

         Since the acquisition by Goodyear of majority ownership of the Company, Goodyear has implemented procedures and policies at the Company that are consistent with those of Goodyear generally. In addition, Goodyear has put in place senior management consisting of current or former employees of Goodyear. For a description of material transactions and relationships between Goodyear and the Company for the past two years, see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

         In November 1989 the Company issued to Goodyear a nontransferable option, exercisable for up to five years, to purchase up to 650,000 additional shares of Common Stock. Goodyear paid the Company $162,500 for this option. The purchase price of shares under this option would have been based on the market price of the Common Stock at the time of exercise, except that the purchase price would have had to be at least $25.00 and could not have been more than $75.00. Goodyear requested this option so that it could acquire the number of shares of outstanding Common Stock that would have been necessary for consolidation of the Company with Goodyear for federal income tax purposes in the future, if Goodyear deemed such consolidation to be beneficial, and for inclusion of the Company in the "Goodyear control group" for purposes of employee benefit programs, which Goodyear and the Company considered potentially beneficial to both Goodyear and the Company. Goodyear never purchased any shares of Common Stock pursuant to this option, which terminated in November 1994.

         On October 17, 1990, Goodyear notified the Company of its desire to acquire the remaining outstanding shares of Common Stock not then owned by Goodyear for a cash purchase price of $22.00 per share (the "1990 Proposal"). Goodyear made this proposal because it believed that the shareholders of the Company would welcome an opportunity to sell their shares at $22.00 per share, which represented the highest reported sales price for such Common Stock for the approximately ten month period preceding the date of the proposal, and that the Company would benefit from certain organizational and other operating efficiencies which could be realized if the Company were to become a wholly owned subsidiary of Goodyear. Shortly after the proposal, a class action lawsuit was filed against Goodyear, certain of its officers and the Company and its directors which challenged the 1990 Proposal. Although Goodyear believed the lawsuit to be without merit, it recognized that the defense of the lawsuit by the Company, Goodyear and the individual defendants would have required the expenditure of substantial amounts of time and money which would not be productive for the Company or for Goodyear. Accordingly, Goodyear withdrew the 1990 Proposal on January 3, 1991.

         After the withdrawal of the 1990 Proposal in January of 1991, there were no discussions or communications between Goodyear and the Company regarding the acquisition of all of the outstanding shares of the Common Stock of the Company not owned by Goodyear (the "Public Shares") or any similar transaction until Goodyear made the Initial Offer on October 15, 1997. Goodyear had, however, from time to time since the withdrawal of its 1990 Proposal considered acquiring all of the Public Shares in order to, among other reasons, eliminate the potential for conflicts of interest between Goodyear and the Company and achieve greater flexibility in managing the Company's operations and eliminating certain costs.

         During the first quarter of 1997, Goodyear received an unsolicited preliminary proposal from an investment banking firm offering to assist Goodyear in selling its interest in the Company. Goodyear did not retain the firm or take any action with respect to such proposal.

         In July 1997, members of Goodyear management, including Mr. E. R. Culler, an Executive Vice President of Goodyear and the Chairman of the Board of the Company, and other members of Goodyear's North America Tire Division, began to evaluate the possibility of acquiring the Public Shares. In August 1997, representatives of Goodyear and Credit Suisse First Boston ("CSFB") discussed the possible structures for a transaction and the process involved in acquiring the Public Shares.

         During September 1997, Goodyear management approved proceeding with an evaluation of the possible acquisition of the Public Shares and the retention of CSFB to assist Goodyear with the financial evaluation and development of a possible offering price. On September 12, 1997, Goodyear retained Covington & Burling as counsel, and Kennedy Covington Lobdell & Hickman, L.L.P., as North Carolina counsel, to assist Goodyear with the transaction. Shortly thereafter, Goodyear formally retained CSFB to advise it on the financial aspects of the transaction. On September 22, 1997, representatives of Goodyear, CSFB and Covington & Burling met to consider the possible acquisition of the Public Shares. Possible structures for the transaction were discussed (tender offer, merger, share exchange) but no conclusions were reached. It was determined that CSFB would not be requested to provide a fairness opinion to Goodyear, since the transaction would not be material to Goodyear and the Company would have its own financial advisor. Possible ranges of prices per share that might be offered for the Public Shares were discussed but no conclusion was reached. During the last week of September and first week of October, CSFB reviewed information with respect to the Company and discussed telephonically certain aspects of the Company's business and financial performance with Goodyear personnel.

         On October 6, 1997, the Goodyear Board authorized management to proceed with an offer to acquire the Public Shares. Shortly thereafter, Goodyear management determined to make an offer to acquire all of the Public Shares through a share exchange at $32.00 per share.

         By letter dated October 15, 1997 from Goodyear to the Board, Goodyear made the Initial Offer, pursuant to which it would acquire all outstanding shares of Common Stock not owned by Goodyear for $32.00 per share in a share exchange that would require the approval of the Board and the holders of a majority of the outstanding shares of Common Stock. The letter was accompanied by a proposed Agreement and Plan of Share Exchange, executed by Goodyear. The Initial Offer was unsolicited by the Company, made without the prior knowledge of management or the Board (except as set forth above), and expressly subject to approval by the Board on or before December 18, 1997 and approval by the shareholders of the Company on or before May 25, 1998, or as soon thereafter as possible. In its letter, Goodyear indicated that the purpose of the offer was to facilitate certain restructuring activities and to permit various organizational and other operating efficiencies.

         On October 23, 1997, the Board appointed the Special Committee, composed of Richard D. Pearson and Dr. Richard E. Sorensen, neither of whom is (nor at any time in the past was) an employee of the Company or an employee or director of Goodyear, to study the proposal and to report its recommendations to the Board. (Mr. Pearson is the owner and manager of a number of companies involved in the sale and leasing of trucks and other heavy equipment that purchase products from Goodyear in the ordinary course of business. During the past five years, such purchases in the aggregate have not exceeded $10,000 per year.) The Board authorized the Special Committee to engage special legal counsel and an investment advisor and, if deemed appropriate by the Special Committee, to enter into negotiations with Goodyear. On October 23, 1997, the Company issued a press release announcing its receipt of the Initial Offer and the formation of the Special Committee.

         The Special Committee was assisted in its deliberations by Robinson, Bradshaw & Hinson, P.A., of Charlotte, North Carolina ("Robinson Bradshaw"), which firm had served as special counsel to the outside directors from time to time since 1978. The Board was advised by Womble Carlyle Sandridge & Rice, PLLC, of Charlotte, North Carolina ("Womble Carlyle"), the Company's regular counsel. Both Robinson Bradshaw and Womble Carlyle from time to time have represented IJL in various corporate financing, investment advisory and litigation matters.

         The Special Committee first met by telephone on October 27, 1997 to discuss the Initial Offer, a time frame for a decision with regard to the offer and the engagement of an investment advisor. At that time, the Special Committee decided not to engage in substantive discussions or negotiations with Goodyear until the Special Committee had been advised by its investment advisor as to the fairness of the Initial Offer. The Special Committee next met by telephone on November 3, 1997 and engaged IJL as its financial advisor. At that meeting, the Special Committee was made aware of recent amendments to North Carolina law that eliminated the dissent and appraisal rights of shareholders of the Company in certain transactions such as the one proposed by Goodyear. The Special Committee favored a transaction that would allow shareholders to assert dissenters' rights in view of Goodyear's ability to control the outcome of shareholder action on such transaction. The Special Committee also believed that Goodyear should agree to pay the Company's fees and expenses incurred in connection with the proposed transaction in the event the transaction was not consummated. Counsel to the Special Committee advised that he had discussed both issues with Goodyear's counsel, who had agreed to raise them with Goodyear.

         In early November 1997, IJL began its analysis of the Initial Offer and met with management of the Company with respect to the Company's operations and prospects. On November 13, 1997, the Shareholder Litigation was filed on behalf of certain shareholders of the Company against the Company and each member of the Board alleging that the directors had violated their fiduciary duties in connection with the proposed transaction and seeking injunctive relief, compensatory damages in excess of $10,000 and attorneys fees. See "--Certain Litigation."

         The Special Committee met by telephone with representatives from IJL on November 14, 1997 to discuss IJL's preliminary analysis regarding the Initial Offer. IJL advised the Special Committee that its preliminary opinion was that the Initial Offer was fair from a financial point of view to the public shareholders based on the various analyses IJL had performed. There was also discussion regarding certain methods of valuing the Company that would result in a value per share in excess of the Initial Offer. IJL advised the Special Committee that a comparison to the median and mean range of book value multiples of comparable companies could suggest that the Common Stock may have a value of as much as $40 per share. However, IJL cautioned the Special Committee that because of the Company's low rate of return on equity relative to comparable companies, IJL did not believe a book value analysis was a reliable measure. See "-- Opinion of Financial Advisor." The Special Committee observed that the Common Stock had traded on very limited volume in the range of approximately $20 to $25 per share in late June/early July 1997 and at approximately $29 per share one month prior to the announcement of the proposed transaction with Goodyear, had closed at $33.50 on October 24, 1997 (the first trading day after the Company's press release regarding the Initial Offer) and was trading that day at a bid price of $36 and an ask price of $37. It was noted that trading in the Common Stock was typically significantly less than 2,500 shares per day. The Special Committee also discussed and was unable to explain the increase in market prices for the Common Stock over the Initial Offer, and it was suggested that certain investors were speculating as to the price Goodyear ultimately would pay for the Company. The Special Committee also discussed with IJL the performance of the Company's management, the reasonableness of historical and projected financial performance, and the benefits to the Company of having Goodyear as a majority shareholder, including the availability to the Company of intercompany loans and certain professional and other services at below market rates. A few days after the November 14, 1997 meeting, IJL provided its written report to the Special Committee, which confirmed IJL's preliminary opinion that the Initial Offer was fair to the public shareholders of the Company from a financial point of view.

         The Special Committee next met with IJL on November 20, 1997 to discuss IJL's written report. On that day, the Common Stock was trading on limited volume at $36 per share. (On November 14, 1997, the last day before then on which any shares of Common Stock were traded, the high, low and closing prices were $37.00, $33.50 and $36.00, respectively.) During the meeting, the Special Committee continued its evaluation and review of the factors considered by IJL in its analysis of the value of the Company. IJL advised the Special Committee that a price of $31 to $36 per share would be within the range of fairness, but that a price less than $31 per share could also have been determined to be within the range of fairness. At the conclusion of this meeting, there was general agreement between members of the Special Committee that a price of $36 per share would seem favorable to the public shareholders of the Company.

         The Board met at a regular board meeting on November 21, 1997, at which the Special Committee reported that it had engaged outside legal counsel and an investment advisor, that it had initiated discussions with Goodyear regarding the payment by Goodyear of the Company's fees and expenses incurred in connection with the transaction, and that it had received IJL's preliminary report and was prepared to enter into full negotiations with Goodyear regarding the proposed transaction. At the request of the Special Committee, the Board again authorized the Special Committee to proceed with negotiations with Goodyear. Thereafter, the Special Committee scheduled a meeting with representatives of Goodyear on December 5, 1997.

         On December 2, 1997, the Special Committee and representatives of IJL conferred by telephone with a large institutional shareholder of the Company (the "Investor") who controls a majority of the publicly held shares of the Company and who previously had requested a meeting with the Company regarding the Initial Offer. The Investor expressed to the Special Committee his view that the potential stock value of the Company could be as high as $50 per share, assuming a 20% return on equity and a price multiple of 15 times earnings. At the request of the Special Committee, the Investor agreed to further analyze the Company's value and to communicate to the Special Committee the results of such analysis prior to the Special Committee's December 5th meeting with Goodyear. In a letter dated December 4, 1997, the Investor indicated to the Special Committee that he felt that the economic value of the Company would be no less than $45 per share assuming a 15% return on equity and a multiple of 15 times earnings. At that time, the Special Committee thought that the assumptions underlying a price of $45 per share were not realistic based on historical trading prices, the Company's historical performance and Goodyear's ownership of approximately 74.5% of the outstanding shares of Common Stock.

         The Special Committee met with representatives of Goodyear on December 5, 1997 and provided representatives of Goodyear with a copy of the Investor's December 4th letter. At the direction of the Special Committee, negotiations proceeded regarding the Special Committee's desire to condition the proposed transaction upon the affirmative approval of the holders of a majority of the publicly traded shares, and to provide each shareholder with dissenters' rights. In addition, the parties discussed whether Goodyear would agree to pay the Company's fees and expenses, then estimated to be approximately $200,000, for considering the transaction. Representatives of Goodyear advised the Special Committee that Goodyear would agree to the Special Committee's request for dissenters' rights and payment of expenses, but that it would not agree to condition the proposed transaction upon the affirmative vote of the holders of a majority of the publicly held shares. Goodyear advised the Special Committee that such a measure would effectively subject the transaction to the approval of the Investor. The parties then discussed price, and it was noted that the Common Stock had traded at a high in the range of $36 per share two years prior to the proposed transaction and had recently traded as high as $37 per share. The Special Committee expressed its view that Goodyear should offer a premium over current market prices and suggested a price of $40 per share. Representatives of Goodyear indicated that they were authorized to discuss a price of up to $36 per share but were not authorized to exceed that price. Following a brief meeting between members of the Special Committee and counsel, the Special Committee determined to suggest a price of $37.25 per share, which would offer a slight premium over market prices then prevailing, and representatives of Goodyear reiterated their lack of authority to discuss a price in excess of $36 per share.

         Negotiations stalled during the remainder of 1997. Dr. Sorensen, on behalf of the Special Committee, continued discussions with the Investor, who advised Dr. Sorensen that his letter indicating a valuation of $45 per share had been prepared by a staff associate and not reviewed by the Investor and that the Investor would be willing to support a transaction at a reasonable price. At a December 11, 1997 regular meeting of the Board, the Special Committee reported that it had met by telephone with the Investor, that it had met with Goodyear which had agreed to indemnify the Company for its fees and expenses associated with the transaction of up to $200,000, and that current negotiations with Goodyear were focused on price and dissenters' rights.

         On December 17, 1997, representatives of Goodyear and its counsel met with plaintiffs' counsel in the Shareholder Litigation. Although the possibility of entering into settlement negotiations was discussed, no proposals were made by either side at the meeting.

         The Special Committee next met by telephone on December 22, 1997 to discuss the status of the negotiations with Goodyear and the fact that counsel to Goodyear had met with counsel for the plaintiffs in the Shareholder Litigation and had advised plaintiff's counsel that an offer of $36 per share was on the table. The Special Committee also discussed the request of plaintiff's counsel for a meeting with the Special Committee. After discussion concerning the merits of the Shareholder Litigation and the potential dilatory effect of such litigation on the proposed transaction, the Special Committee concluded that it would be of no benefit to meet with plaintiff's counsel. The Special Committee also expressed concern that a delay in the transaction pending resolution of the Shareholder Litigation could jeopardize the transaction.

         During January 1998, Dr. Sorensen had a series of telephone conversations with George E. Strickler, Vice President--Finance, North America Tire Division of Goodyear, to express the Special Committee's concern that the transaction was not progressing, the Special Committee's belief that a price of $37.25 was fair, and the Special Committee's strong belief that the transaction should not be delayed as a result of the Shareholder Litigation. During such conversations, Dr. Sorensen obtained assurances from Mr. Strickler that he was seeking approval of the transaction internally at Goodyear at a price of $37.25 per share. Dr. Sorensen also spoke on certain occasions with the Investor, who sought and obtained assurances from Dr. Sorensen that the transaction was still being pursued.

         In late January 1998, Goodyear determined not to pursue settlement negotiations with respect to the Shareholder Litigation, believing that the allegations were unfounded.

         By letter dated February 4, 1998, Goodyear made the Revised Offer, increasing its offer to $37.25 per share. The Special Committee met by telephone with IJL on February 11, 1998 to review the Revised Offer and was advised by IJL that in IJL's opinion, such offer was clearly fair to the shareholders of the Company from a financial point of view. IJL subsequently delivered a written opinion, dated February 13, 1998, to the Special Committee indicating (i) that the Revised Offer was fair from a financial point of view to the shareholders of the Company and (ii) that the Revised Offer represented a valuation in excess of the composite valuation derived by IJL in its analysis of the Common Stock. In conversations between representatives of the Special Committee and representatives of Goodyear on February 13, 1998, Goodyear again indicated that it would agree to provide shareholders of the Company with dissent and appraisal rights, provided Goodyear had the right to terminate the agreement if holders of more than five percent of the outstanding shares of Common Stock determined to assert such rights, and such proposal was acceptable to the Special Committee. Thereafter, the Special Committee unanimously resolved to recommend to the Board that it accept the Revised Offer, subject to successful negotiation of a definitive agreement that provided the public shareholders of the Company with dissent and appraisal rights and required Goodyear to pay the Company's fees and expenses of up to $250,000 (other than litigation costs) in connection with the transaction. The Board met on February 13, 1998, and upon the recommendation of the Special Committee, voted to accept the Revised Offer, subject to successful negotiation of a definitive agreement that provided the public shareholders of the Company with dissent and appraisal rights and required Goodyear to pay the Company's fees and expenses of up to $250,000 (other than litigation costs) in connection with the transaction. Eugene R. Culler, Jr., Chairman of the Board of the Company and Executive Vice President of Goodyear, Michael R. Thomann, Vice Chairman of the Board and President and Chief Executive Officer of the

Company, and Ronald J. Carr, Vice President--Finance, Chief Financial Officer, Treasurer and Secretary of the Company, abstained from the vote taken by the Board with regard to the Revised Offer because of their relationships with Goodyear.

         Negotiations between the Special Committee and Goodyear regarding a definitive agreement continued during March and the first part of April 1998. Such negotiations focused on the ability of Goodyear to terminate the Exchange Agreement with and without "just cause," the circumstances under which Goodyear would be required to reimburse the Company for all or part of its fees and expenses in the event the Exchange Agreement was terminated by Goodyear and the Company's obligations following the Exchange to maintain indemnification and directors' and officers' liability protection. On April 8, 1998 and again on May 4, 1998, the Special Committee unanimously recommended that the Board approve the Exchange Agreement. At the May 4, 1998 meeting, the Special Committee conferred by telephone with representatives of IJL and was advised by such representatives that IJL continued to believe that the Revised Offer was fair to the public shareholders of the Company from a financial point of view. Such oral opinion was subsequently updated in writing by IJL. On May 5, 1998, the Board approved the Exchange Agreement.

FAIRNESS OF THE EXCHANGE

         The Special Committee. In reaching its decision to recommend approval of the Exchange Agreement at a price of $37.25 per share, the Special Committee consulted with its financial and legal advisors and considered various factors including the following:

         -- The financial analysis performed by IJL, including IJL's opinion that the Revised Offer was fair from a financial point of view to the public shareholders of the Company, IJL's preliminary opinion that the Initial Offer was fair from a financial point of view to the public shareholders of the Company, IJL's statement that the Revised Offer exceeded the composite range derived by IJL with respect to the Company's per share value, and IJL's belief that the Company's historical and prospective operating results could support a value of less than $31 per share. The Special Committee also considered its discussions with the Investor, who initially proposed a price of $45 per share but subsequently retracted such proposal and expressed concern that the proposed transaction would not occur.

         -- The relationship between Goodyear and the Company, including loans and other administrative services provided by Goodyear to the Company at favorable rates and the positive effect of such transactions on the Company's historical and projected operating results, which were used by IJL in part to evaluate the Company's value. In addition, the Special Committee considered the Company's inability to conduct an auction or otherwise solicit a buyer for the Company without the cooperation of Goodyear, as well as the unlikelihood that a buyer other than Goodyear would make a serious offer for the Company's publicly traded shares.

         -- The Shareholder Litigation, which the Special Committee believed raised allegations that were unfounded in view of the Special Committee's deliberations and negotiations with Goodyear. In evaluating the merits of such litigation, the Special Committee also considered the fact that such litigation commenced prior to any substantive consideration of the Initial Offer by the Special Committee, any discussions between the Special Committee and its financial advisor with regard to the Company's value, and any negotiations between the Special Committee and Goodyear. The Special Committee also believed that any delay pending resolution of the Shareholder Litigation could have the effect of jeopardizing the transaction, which the Special Committee believed was in the best interests of shareholders at a price of $36 or more per share. The Special Committee did not consider the Shareholder Litigation in evaluating the fairness of the Initial Offer, the Revised Offer or any other prices considered by the Special Committee during its deliberations or negotiations with Goodyear.

         -- The market for the Common Stock, including the relative illiquidity of such market, the dramatic effect on market prices caused by transactions involving a small number of shares, and the unlikelihood that all publicly held shares could be sold in such market at prevailing market prices. The Special Committee also considered the premium of the Revised Offer over market prices prevailing at the time of the public announcement of the Initial Offer.

         -- Goodyear's agreement to provide shareholders of the Company with dissenters' rights, which the Special Committee believed would allow shareholders who objected to the transaction to dissent and obtain payment of an amount determined by a court to represent fair value for the Common Stock.

         In view of the wide variety of the factors considered by the Special Committee, it did not assign relative weights to these factors in coming to its conclusions. Other than the Special Committee and its advisers, the Company did not obtain an unaffiliated representative to act solely on behalf of the public shareholders of the Company for the purpose of negotiating the Exchange Agreement with Goodyear.

         The members of the Special Committee (as well as other Directors) are indemnified by the Company under the Company's bylaws and the applicable provisions of the NCBCA, and are exculpated from certain liabilities under the Articles, with respect to their actions in connection with the Exchange. The members of the Special Committee (as well as other Directors) are also covered by directors' and officers' liability insurance maintained by Goodyear. (The Exchange Agreement requires the Company to maintain such indemnification and directors' and officers' liability coverage for a period of six years following the Exchange. See "THE EXCHANGE--Terms of the Exchange-- Indemnification.") According to Company policy in existence prior to appointment of the Special Committee, members of the Special Committee are entitled to receive, or defer receipt of, $1,000 per meeting attended not in conjunction with a Board meeting and $500 per telephonic meeting attended, subject to an annual maximum of $20,000, plus reimbursement of expenses. No other compensation was received by members of the Special Committee for their service.

         The Board. The Board has concluded that the Exchange and the consideration to be received in the Exchange are fair to the Company's public shareholders, and has adopted the Exchange Agreement and recommended that the shareholders of the Company vote FOR approval of the Exchange Agreement and the Exchange. The Board's recommendation is based on (a) the conclusions and recommendation of the Special Committee, (b) the opinion of IJL to the effect that the $37.25 per share of Common Stock to be received in the Exchange is fair, from a financial point of view, to the Company's public shareholders and
(c) the factors referred to above as having been considered by the Special Committee, which the Board has adopted. In view of the number and variety of factors considered in connection with the Board's evaluation of the Exchange Agreement and the consideration to be received in the Exchange, the Board did not believe it practicable to assign relative weights to such factors, and, therefore, did not assign any such relative weights or otherwise attempt to quantify these factors.

         Goodyear. Goodyear management has concluded that the Exchange and the consideration to be received in the Exchange are fair to the public shareholders of the Company based upon (a) the conclusions and recommendations of the Special Committee, (b) the fact that the terms of the Exchange and the consideration to be received in the Exchange were negotiated on a good faith, arms' length basis between the Special Committee and its advisors and Goodyear and its advisors,
(c) IJL's opinion to the effect that the $37.25 per share of Common Stock to be received in the Exchange is fair, from a financial view, to the Company's public shareholders and (d) the other factors described above as having been considered by the Special Committee. In light of the wide variety of factors taken into account in its consideration of the Exchange, Goodyear management did not believe it practicable to assign relative weights to these factors and, therefore, did not attempt to do so or to otherwise quantify the factors.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

         In considering the recommendation of the Board with respect to the Exchange Agreement and the Exchange, shareholders should be aware that Directors and members of management of the Company at the time of the approval of the Exchange Agreement had, and currently have, certain interests and relationships which present them with potential conflicts of interest in connection with the Exchange. The members of the Special Committee and the Board were aware of such potential conflicts of interest and considered them along with the other matters described under "SPECIAL FACTORS--Fairness of the Exchange."

         By virtue of its ownership of approximately 74.5% of the outstanding shares of Common Stock, Goodyear has the power to elect or remove any Director at any time. Mr. Culler, who is Chairman of the Board of the Company, has been employed by Goodyear for 35 years and currently serves as an Executive Vice President of Goodyear. Mr. Thomann, who is Vice Chairman of the Board, President and Chief Executive Officer of the Company, held positions with Goodyear's retail stores, commercial tire centers and credit administration from 1973 to 1987 and from 1993 to 1996. Mr. Carr, who is Vice President--Finance, Chief Financial Officer, Secretary and Treasurer and a Director of the Company, held various financial positions in Goodyear's general products and tire divisions and with Motor Wheel Corporation, then a Goodyear subsidiary, between 1970 and 1992. As a result of their current or past relationships with Goodyear, Messrs. Culler, Thomann and Carr abstained from the vote taken by the Board with respect to approval of the Exchange Agreement and the Exchange.

         In light of such potential conflicts of interest, the Board created the Special Committee to consider Goodyear's acquisition offer. The Special Committee is composed of Richard D. Pearson and Richard E. Sorensen, neither of whom has any material relationship with Goodyear other than being a Director of the Company. (Mr. Pearson is the owner and manager of a number of companies involved in the sale and leasing of trucks and other heavy equipment that purchase products from Goodyear in the ordinary course of business. During the past five years, such purchases in the aggregate have not exceeded $10,000 per year.) Messrs. Sorensen and Pearson have been Directors since 1977 and 1978, respectively. James W. Barnett, who is a Director, was employed by Goodyear from 1950 until his retirement in 1996. Mr. Barnett participated in the vote taken by the Board with respect to the Exchange Agreement to ensure that the vote would satisfy the quorum requirements of the NCBCA. See "SPECIAL FACTORS--Background of, and Reasons for, the Exchange."

         The Directors and the executive officers of the Company beneficially own shares of Goodyear common stock as follows: Mr. Barnett, 3,087 shares; Mr. Culler, 12,818 shares; Mr. Carr, 643 shares; Mr. Owens, 1,315 shares; Mr. Rumble, 1,520 shares; and Mr. Thomann, 1,341 shares. In addition, Mr. Culler has outstanding options granted by Goodyear pursuant to its employee stock option and performance incentive plans to purchase 51,000 shares of Goodyear common stock at a weighted average exercise price of $50.28 per share. Messrs. Pearson and Sorensen do not beneficially own, directly or indirectly, any shares of, or hold any options to purchase, Goodyear common stock.

         Executive officers of the Company participate in an incentive compensation program and, by virtue of such participation, they are routinely awarded options to purchase shares of Goodyear common stock. At April 20, 1998, executive officers of the Company held options granted by Goodyear pursuant to its employee stock option and performance incentive plans to purchase Goodyear common stock as follows: Mr. Carr, 18,450 shares at a weighted average exercise price of $37.73 per share; Mr. Owens, 12,550 shares at a weighted average exercise price of $43.80 per share; Mr. Rumble, 20,400 shares at a weighted average exercise price of $33.90 per share; and Mr. Thomann, 13,750 shares at a weighted average exercise price of $50.77 per share. The closing price of Goodyear common stock on the New York Stock Exchange Composite Transactions tape on April 20, 1998 was $70.125 per share. See "EXECUTIVE COMPENSATION," "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--Compensation of Executive Officers," and "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

         Goodyear is the Company's principal supplier of tires and also provides financing and certain administrative services to the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

OPINION OF FINANCIAL ADVISOR

         IJL has been engaged by the Special Committee to render an opinion with respect to the fairness from a financial point of view to the shareholders of the Company (other than Goodyear) of the consideration to be received by such shareholders pursuant to the Exchange. IJL is a recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected IJL to render its opinion on the basis of its proposed fees, its experience and expertise in merger transactions, and its reputation in the banking and investment communities. In the ordinary course of its business, IJL from time to time trades the equity securities of the Company and Goodyear for its own account and for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

         On February 13, 1998, IJL delivered a written opinion (the "IJL February Opinion") to the Special Committee to the effect that, as of such date and based upon and subject to certain matters, the cash consideration to be received by the shareholders of the Company (other than Goodyear) pursuant to the Exchange is fair to such shareholders from a financial point of view. IJL has updated the IJL February Opinion as of the date of this Proxy Statement (the "IJL Update Opinion"). In connection with the preparation of the IJL Update Opinion, IJL updated certain of its analyses, as necessary, and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

         THE FULL TEXT OF THE IJL UPDATE OPINION TO THE SPECIAL COMMITTEE, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY IJL, IS ATTACHED HERETO AS ANNEX II AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. IN ADDITION, THE IJL UPDATE OPINION SHALL BE MADE AVAILABLE FOR INSPECTION AND COPYING AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY DURING REGULAR BUSINESS HOURS BY ANY HOLDER OF SHARES OF COMMON STOCK OR HIS OR HER REPRESENTATIVE WHO HAS BEEN SO DESIGNATED IN WRITING. THE FOLLOWING SUMMARY OF THE IJL UPDATE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE IJL UPDATE OPINION. THE IJL UPDATE OPINION, WHICH IS ADDRESSED TO THE SPECIAL COMMITTEE, IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE SHAREHOLDERS OF THE COMPANY (OTHER THAN GOODYEAR) OF THE CONSIDERATION TO BE RECEIVED PURSUANT TO THE EXCHANGE, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED EXCHANGE OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MEETING.

         In connection with its opinion, IJL, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements of the Company for recent fiscal years and interim periods to September 30, 1997, and certain other relevant financial and operating data relating to the Company made available to IJL from published sources and from the internal records of the Company; (ii) reviewed the Exchange Agreement and certain related documents provided to IJL by the Company; (iii) compared the Company from a financial point of view with certain other public companies which IJL deemed to be relevant; (iv) reviewed and discussed with representatives of management of the Company certain information regarding the business and financial issues of the Exchange; (v) made inquiries regarding and discussed the Exchange, the Exchange Agreement and other matters related thereto with the Company's management; and (vi) performed such other analyses and examinations as IJL deemed appropriate.

         In connection with its review, IJL did not assume any obligation to verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. IJL assumed, with the Special Committee's consent, that there were no material changes in the Company's assets, financial condition, results of operations, business or prospects since the date of the last financial statements reviewed by IJL and that off-balance sheet activities of the Company will not materially and adversely affect the future financial position or results of operations of the Company. IJL further assumed, with the Special Committee's consent, that in the course of obtaining the necessary regulatory and third party consents for the Exchange, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Exchange or the transactions contemplated thereby. IJL further assumed, with the Special Committee's consent, that the Exchange will be consummated in accordance with the terms and provisions of the Exchange Agreement, without any amendments to, and without any waiver by the Company or Goodyear of, any of the material conditions to the consummation of the Exchange. IJL did not assume responsibility for reviewing any individual credit files or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company, nor was IJL furnished with any such evaluations or appraisals. Finally, IJL's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to IJL as of, the date thereof. No limitations were imposed by the Board or the Special Committee on IJL with respect to the investigations made or procedures followed by IJL in rendering its opinion.

         Set forth below is a summary of the material analyses performed and relied upon by IJL in connection with the IJL February Opinion and the IJL Update Opinion.

         Comparable Company Analysis. Based on publicly available information and earnings estimates, IJL reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of the Company and a group of five companies consisting of Bandag, Inc.; Cooper Tire & Rubber Co.; Goodyear; Standard Products Co.; and Treadco Inc. (the "Comparable Companies").

         IJL noted that based on recent market data, the Comparable Companies had a median enterprise value (defined as the market value of equity plus short and long-term debt, including capitalized lease obligations, minus cash and marketable securities) to EBITDA (earnings before interest, taxes, depreciation and amortization) multiple of 10.2x, while the Company had an enterprise value to EBITDA multiple of 20.1x. Using the $37.25 per share to be received by the shareholders pursuant to the Exchange to calculate the market value of the Company's equity, the Company would have an enterprise value to EBITDA multiple of 21.6x, or more than 2.0 times the median enterprise value to EBITDA multiple of the Comparable Companies. Furthermore, based on the same market data the Comparable Companies had a median share price to latest twelve months earnings ("P/E") multiple of 14.0x, while the $37.25 per share to be received by shareholders in the Exchange represents a significantly greater multiple (in excess of 100x) of the Company's earnings for the same twelve month period.

         No other company used in the above analysis as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading multiples of the companies to which the Company is being compared.

         Other Analysis. In addition, IJL prepared an overview of the historical financial performance of the Company and analyzed its financial condition and the impact on the Company and its shareholders (other than Goodyear) if the Exchange is not consummated. IJL also considered the Company's stock price performance relative to that of the Comparable Companies and to the market as a whole.

         In evaluating the fairness of the consideration to be received by the Company's shareholders in the Exchange, IJL determined that a discounted cash flow analysis, a capitalization of earnings analysis and the median share price to book value of equity multiple were not reliable indicators of value. Given the Company's low EBITDA margin and the low estimated free cash flow, the equity valuation resulting from the discounted cash flow analysis was significantly lower than the Revised Offer and not within a reasonable range of value relative to the values indicated by other valuation methodologies employed. Because the Company has had declining or flat earnings in the last five years, the capitalization of earnings analysis resulted in a low average earnings level and an exceptionally low equity valuation that was also not within a reasonable range of value relative to other methodologies employed. And finally, because of the same low earnings in recent years, the Company's return on equity is minimal, indicating that it would not be appropriate to rely upon a valuation methodology using a multiple of book value of equity derived from the comparable companies identified by IJL.

         The foregoing is a summary of the material analyses performed by IJL in connection with the IJL February Opinion and the IJL Update Opinion dated the date of this Proxy Statement. The summary set forth above does not purport to be a complete description of the analyses performed by IJL. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. IJL believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses. In addition, IJL may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be IJL's view of the actual values of the Company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

         In performing its analyses, IJL made numerous assumptions with respect to industry performance, regulatory, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by IJL are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of IJL's analysis of the fairness from a financial point of view of the consideration to be received by the shareholders of the Company (other than Goodyear) in connection with the delivery of IJL's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Any projections and estimates are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

         Pursuant to the terms of IJL's engagement, the Company has paid IJL a fee equal to $65,000. Goodyear has agreed to reimburse the Company for such fee under certain circumstances if the Exchange is not completed. See "THE EXCHANGE--Terms of the Exchange--Termination; Fees and Expenses." The Company also has agreed to reimburse IJL for its reasonable out-of-pocket expenses, including the fees and expenses of IJL's legal counsel. The Company has agreed to indemnify IJL, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

PURPOSE OF THE EXCHANGE; PLANS FOR THE COMPANY

         The purpose of the Exchange is to effect the acquisition by Goodyear of all outstanding shares of Common Stock not currently held by Goodyear. In the Exchange, each such share will be exchanged for the right to receive from Goodyear $37.25 in cash. The acquisition of such shares has been structured as a share exchange in order to provide a prompt and orderly transfer to Goodyear of ownership of the shares of Common Stock not currently owned by it. Goodyear considered various alternatives to the Exchange, including carrying out any restructuring without acquiring the shares of Common Stock not owned by Goodyear. Alternatives were rejected because the Exchange was the most efficient way of accomplishing the purposes set forth below.

         In determining to propose the Exchange, Goodyear focused on a number of factors. Generally, Goodyear believes that today's changing market conditions indicate the need for changes in the business and operations of the Company that can best be accomplished if it is a wholly-owned subsidiary.

         Goodyear believes that it may be necessary to reposition the retail operations of the Company due to the current and anticipated economic conditions and increasing competitive pressures in many of the markets where the Company's retail stores are located. If the Exchange is consummated, Goodyear intends to conduct a marketing analysis to evaluate the effectiveness of the Company's product format and the demographic and economic trends in each of the Company's retail markets. Based on these studies, the Company will invest in those locations where there is potential for growth and divest or close those locations where the expected returns would not meet desired levels.

         With a view to enhancing the growth potential of the Company's off-the-road retreading and commercial truck tire sales and service business, Goodyear will study the Company's operations and the relevant markets to determine whether and the extent to which combining the Company's operations with Goodyear's commercial truck tire sales and service operations would increase sales and reduce costs. Goodyear will also study each market to determine whether the Company's or Goodyear's commercial format and trade style should be employed. It is expected that the integration of the retreading and the tire sales and service operations of Goodyear and the Company would result in greater sales force effectiveness and lower costs.

         Goodyear will also evaluate the prospects of the Company's Piedmont Service Truck operation, which designs and fabricates service vehicles to transport and mount truck and heavy equipment tires. Piedmont supplies vehicles to the Company, Goodyear and independent tire dealers. After evaluation, Piedmont may become a candidate for divestiture, closure, or additional investment if its prospects indicate continued operation. It is expected that the Company's tread rubber mixing plant in Radford, Virginia, will provide additional mixing capacity for the Company and Goodyear, which is expanding its retreading business.

         In addition, Goodyear will review the Company's operations to identify opportunities for integrating the Company's operations with similar activities of Goodyear in those instances where the combination would result in enhanced operating efficiencies and cost reductions through the use of more cost effective common operating systems. If the Exchange is consummated, certain other costs and expenses currently being incurred by the Company, including costs associated with its status as a publicly held company listed on the AMEX, will be eliminated. Goodyear does not expect that the current directors of the Company will continue to serve. It is anticipated that the Company's management will be selected in the same manner as would be the case at any other wholly-owned subsidiary of Goodyear.

         If the Exchange is completed, public trading of the Common Stock will cease, and Goodyear will cause the Common Stock to be delisted from the AMEX and terminate the registration of the Common Stock under the Exchange Act. As a result, the Company will no longer be required to file informational reports under the Exchange Act, such as proxy statements and annual reports, and the Company's affiliates will no longer be required to report transactions in the Company's securities as provided by, or be subject to the "short-swing" profit recapture provisions of, Section 16 of the Exchange Act.

         No significant change in the Company's business operations is presently contemplated if the Exchange should not be consummated.

CERTAIN LITIGATION

         On November 13, 1997, a complaint was filed in the Superior Court of Mecklenburg County, North Carolina (File No. 97 CVS 14799) against the Company and each of the Directors by Herbert R. Behrens and Martin Bergstein, as Trustee FBO Herbert R. Behrens. (The original complaint named as a defendant Charles A. Bethel, a former Director. The Company has consented to the filing of an amended complaint that will drop Mr. Bethel as a defendant and add his successor on the Board, James W. Barnett.) The complaint challenges Goodyear's October 23, 1997 Initial Offer, pursuant to which Goodyear would acquire all of the outstanding shares of Common Stock not presently owned by Goodyear for $32.00 per share. The complaint alleges that the Directors have breached their fiduciary duties to the plaintiffs and the Company's other shareholders in connection with the Initial Offer. The plaintiffs sought to enjoin the proposed transaction as well as compensatory damages in an unspecified amount in excess of $10,000. On April 27, 1998 the plaintiffs filed a notice of voluntary dismissal without prejudice of the claims asserted against the defendants, and on April 28, 1998 the defendants filed a motion for the court to approve the notice. This motion remains under consideration by the court.

         The Company and Goodyear have agreed that Goodyear may terminate the Exchange for Just Cause if the status of the Shareholder Litigation is such that pursuing the consummation of the Exchange would not, in Goodyear's sole judgment, be in Goodyear's best interests.

         The Board believes that its course of conduct in connection with the Initial Offer and the Revised Offer was and is in compliance with the Directors' fiduciary duties and that the allegations made in the complaint are without merit. The Company has instructed legal counsel to vigorously defend the complaint.

CERTAIN TAX CONSEQUENCES OF THE EXCHANGE

         The following is a summary of certain United States federal income tax consequences of receipt by shareholders of cash for shares of Common Stock in the Exchange. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to shareholders.

         The receipt by shareholders of cash for shares of Common Stock in the Exchange, whether from Goodyear in accordance with the Exchange Agreement or upon the exercise of dissenters' rights, will be a taxable transaction for federal tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a shareholder will recognize gain or loss equal to the difference between the cash received and such shareholder's adjusted tax basis for the shares of Common Stock exchanged for cash. Gain or loss and the shareholder's holding period must be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction) converted to cash. Under recently enacted changes to the Internal Revenue Code of 1986, as amended (the "Code"), capital gains and losses that are recognized by individuals, estates and trusts are classified into different groups according to the type of property and the taxpayer's holding period for the property. Gains and losses in each group are netted against each other in a specified order, and favorable capital gain tax rates apply to certain types of property and property held for certain holding periods. For all taxpayers, there are significant limitations on the deductibility of capital losses.

         Payments to shareholders in connection with the Exchange may be subject to "backup withholding" at a rate of 31% unless a shareholder (a) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number to the payor, and otherwise complies with applicable requirements of the backup withholding rules. A beneficial owner who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the beneficial owner's federal income tax liability. Each shareholder should consult with his or her own tax advisor as to his or her qualification of exemption from backup withholding and the procedure for obtaining such exemption. Shareholders may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the Exchange Agent.

         The summary of federal tax consequences set forth above is for general information purposes only. The tax treatment of each shareholder will depend in part upon such shareholder's particular situation. The discussion applies only to shareholders in whose hands shares of Common Stock are capital assets within the meaning of Section 1221 of the Code and may not apply to certain types of shareholders such as insurance companies and other financial institutions; broker-dealers; tax-exempt organizations; persons who are not citizens or residents of the United States; foreign corporations, partnerships, estates or trusts; shareholders who hold their stock as part of a hedge, straddle or conversion transaction; or others who may be subject to special rules. ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN LAWS.

ESTIMATED FEES AND EXPENSES

         Estimated fees and expenses incurred or to be incurred by the Company and Goodyear in connection with the Exchange are approximately as follows:

Payment of Exchange consideration                   $20,745,419
Advisory fees(1)                                         67,740
Legal fees and expenses(2)                              246,000
Commission filing fee                                     4,149
Printing and mailing expenses                            17,132
Exchange Agent fees and expenses                          2,000
Miscellaneous expenses                                   17,560
                                                    -----------
  Total                                             $21,100,000
                                                    ===========

         (1)      Includes the fees and estimated expenses of IJL.

         (2) Includes the estimated fees and expenses of counsel for the Company, the Special Committee and Goodyear.

                                  THE EXCHANGE

PARTIES TO THE EXCHANGE

         The Company. The Company is a 74.5%-owned subsidiary of Goodyear. The business of the Company is the sale of new and retreaded tires, home products and automotive services. It is functionally divided into two industry segments:
(a) commercial tire retreading and tire replacement operations, and (b) retail automotive services, new tires and home products operations. The address of the Company's principal executive offices is 4404-G Stuart Andrew Boulevard, Charlotte, North Carolina 28217.

         Goodyear. Goodyear, an Ohio corporation, manufactures and markets tires for most applications, rubber and other products for the transportation industry and various other industrial and consumer markets and rubber related chemicals for various applications. The address of Goodyear's principal executive offices is 1144 East Market Street, Akron, Ohio 44316.

EFFECTIVE TIME OF THE EXCHANGE

         The Exchange will become effective when the Articles of Share Exchange are duly filed with the Office of the Secretary of State of North Carolina in accordance with the NCBCA or at such other time as may be specified in the Articles of Share Exchange. The Articles of Share Exchange will be filed upon the satisfaction or waiver of all conditions set forth in the Exchange Agreement. See "THE EXCHANGE--Terms of the Exchange--Conditions to the Exchange."

         For dissenters' rights to be available to shareholders in connection with the Exchange, the shareholders must approve the Articles of Amendment as described under "PROPOSAL TO AMEND THE ARTICLES" and the Articles of Amendment must become effective through filing with the Office of the Secretary of State of North Carolina. This filing must precede the vote taken by shareholders with respect to the Exchange Agreement. If the Articles of Amendment are approved at the Meeting, it is currently expected that the Meeting will be adjourned to permit them to be filed, then reconvened (either later on ______ ___, or as soon as practicable thereafter) to allow the votes on the Exchange Agreement and the election of Directors to take place. If the Exchange Agreement is then approved, it is currently expected that the filing of the Articles of Share Exchange and the Effective Time will occur by ______ ___, 1998, subject to the possible prior termination of the Exchange Agreement in accordance with the terms thereof. See "--Terms of the Exchange--Termination; Fees and Expenses."

PAYMENT FOR SHARES OF COMMON STOCK

         As a result of the Exchange, holders (other than Goodyear) of certificates formerly evidencing shares of Common Stock (the "Certificates") will cease to have any equity interest in the Company, and such holders will be required to surrender their Certificates to the Exchange Agent in order to receive the cash price of $37.25 per share of Common Stock to which they are entitled under the Exchange Agreement. The Exchange Agent will forward to such holders detailed instructions with regard to the surrender of Certificates, together with a transmittal letter. Holders of shares of Common Stock should not submit their Certificates to the Exchange Agent until they have received such materials. The Exchange Agent will forward the cash price of $37.25 per share, in the form of a bank check, to the former holders of Common Stock following receipt by the Exchange Agent of their Certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. With respect to any Certificate that has been lost or destroyed, Goodyear will pay the holder the consideration attributable to such Certificate upon receipt of evidence of ownership of the shares of Common Stock formerly represented by such Certificate and an indemnity bond posted by such holder in such amount as Goodyear may reasonably require. SHAREHOLDERS SHOULD NOT SEND IN ANY CERTIFICATES AT THIS TIME.

TERMS OF THE EXCHANGE

          The following is a summary of certain provisions of the Exchange Agreement. A copy of the Exchange Agreement is included in this Proxy Statement as Annex I. This summary is qualified in its entirety by reference to the Exchange Agreement.

         General. The Exchange Agreement sets forth the terms and conditions upon and subject to which the Exchange is to be effected. If the Exchange Agreement is authorized and adopted by the shareholders in accordance with the NCBCA, and the other conditions contained in the Exchange Agreement are satisfied or waived, at the Effective Time, each outstanding share of Common Stock (other than shares of Common Stock owned by Goodyear or held by dissenting shareholders) will be exchanged for the right to receive from Goodyear $37.25 in cash, without interest.

         Conditions of the Exchange. Under the Exchange Agreement, the obligations of the Company and Goodyear to effect the Exchange are subject to the fulfillment at or prior to the closing of the transactions pursuant to the Exchange Agreement (the "Closing") of certain conditions, one or more of which may be waived by Goodyear, including the following: (a) at the Meeting, the Exchange Agreement must have been approved by the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon; (b) all filings, registrations, notices, consents, approvals, authorizations, certificates, orders and permits with respect to the Exchange required from any court, government or governmental body, agency or instrumentality having or asserting jurisdiction over the Company or Goodyear must have been made or obtained and be in full force and effect on a basis satisfactory to Goodyear; and (c) the representations and warranties made by the Company in the Exchange Agreement must be true and correct in all material respects, and the Company must have performed in all material respects its covenants and obligations under the Exchange Agreement.

         Representations and Warranties. The Exchange Agreement contains various representations and warranties of Goodyear and the Company, including representations and warranties of each party as to (a) their due organization, valid existence and good standing, (b) their corporate power and authority to execute the Exchange Agreement and to consummate the transactions contemplated by the Exchange Agreement, (c) the due and valid authorization of the Exchange Agreement and the transactions contemplated by the Exchange Agreement by their respective boards of directors, (d) the absence of the entitlement of any third party to receive broker's or finder's fee in connection with the Exchange Agreement or the transactions contemplated by the Exchange Agreement and (e) subject to certain exceptions, the absence of litigation.

         In addition, in the Exchange Agreement, the Company has represented and warranted to Goodyear as to, among other things: (a) its capital structure; (b) its filings under the Exchange Act; (c) compliance with applicable laws; (d) the inapplicability of the North Carolina Shareholder Protection Act to the Company;
(e) certain matters concerning the fairness opinion of IJL; (f) Board action and recommendation concerning the Exchange Agreement and the Exchange; (g) subject to certain exceptions, the absence of certain changes since December 31, 1997;
(h) certain tax, employee benefit and environmental matters; (i) certain matters concerning this Proxy Statement; and (j) certain matters concerning real property and leases.

         Goodyear has also represented and warranted to the Company in the Exchange Agreement that Goodyear has sufficient funds to consummate the Exchange.

         Conduct of Business of the Company. The Company has agreed in the Exchange Agreement that the Company shall continue to conduct its business without material change and that the Company shall not (a) issue any security or instrument convertible into any equity security, (b) make any distribution or other disposition of its assets, capital or surplus except in the ordinary course of business, (c) take any action that would impair its assets or (d) take any action that would cause its representations and warranties to be untrue at the Effective Time.

         Indemnification. The Company has agreed in the Exchange Agreement to indemnify all officers, directors, employees and agents of the Company for a period of six years after the Effective Time against all claims or losses arising from their service in such capacities at or before the Effective Time, and to provide for the advancement of expenses incurred in defense of any action or suit, to the fullest extent required by the Articles or the Company's bylaws as in effect on May 5, 1998 (the date of the Exchange Agreement). The Company has also agreed to maintain during this period directors' and officers' liability protection with respect to matters occurring at or before the Effective Time to the same degree as the protection provided to the Company's officers and directors on May 5, 1998.

         Termination; Fees and Expenses. The Exchange Agreement and the Exchange may be terminated and abandoned at any time prior to the Effective Time, irrespective of the prior approval of the Exchange Agreement and the Exchange by the shareholders of the Company: (a) by the mutual written consent of the Board (acting upon recommendation of the Special Committee) and the Goodyear Board;
(b) by action of the Goodyear Board or of certain executive officers of Goodyear for Just Cause, i.e. in the event that (i) any action, suit, investigation, or other proceeding or claim (other than the Shareholder Litigation) is threatened or instituted before any court or by any government or governmental agency or instrumentality in connection with the Exchange Agreement, (ii) the status of the Shareholder Litigation shall be such that, in the sole judgment of Goodyear, pursuing the consummation of the Plan would not be in the best interests of Goodyear, (iii) the holders of more than 5% of the outstanding Common Stock have asserted their dissenters' rights and have not lost, surrendered or withdrawn such rights, (iv) the Company fails to comply with or to perform any covenant or obligation of the Company contained in or implied by the terms of the Exchange Agreement, (v) any condition precedent to the implementation of the Exchange is not satisfied (other than a condition which Goodyear could have caused to be satisfied without incurring any cost or expense or taking an action or suffering a consequence deemed by Goodyear to be adverse to Goodyear's interests), or (vi) any representation or warranty of the Company proves to have been untrue or incorrect in any material respect when made or at any time ceases to be true and correct in all material respects; or (c) by action of the Goodyear Board or of certain executive officers of Goodyear without Just Cause.

         If Goodyear unilaterally abandons and terminates the Exchange Agreement without Just Cause, it must reimburse the Company for any fees reasonably incurred and paid to investment bankers and legal counsel in connection with the Exchange Agreement plus any costs reasonably incurred in connection with the preparation and distribution of this Proxy Statement. Unless the Exchange Agreement is terminated prior to the shareholder vote thereon, the failure by Goodyear to vote its shares in favor of the Exchange will be deemed to be a termination by Goodyear without Just Cause. If Goodyear terminates the Exchange Agreement because of (a) an actual or threatened action, suit, investigation or other proceeding, (b) the status of the Shareholder Litigation or (c) the assertion of dissenters rights, as described below, by the holders of more than 5% of the outstanding Common Stock, Goodyear will reimburse the Company for up to $250,000 in such expenses.

         Amendments. Under the Exchange Agreement, subject to applicable law, the Exchange Agreement may be amended only by the written agreement of the Company and Goodyear.

SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by Goodyear to consummate the Exchange and to pay related fees and expenses is estimated to be approximately $21,100,000. The funds required to effect the Exchange will be obtained by Goodyear from operations.

DISSENTERS' RIGHTS

         Under the Articles, as proposed to be amended, and North Carolina law, holders of Common Stock who do not vote in favor of the Exchange Agreement and who comply with certain notice requirements and other procedures will have the right to dissent and to be paid cash for the "fair value" of their shares. The "fair value" of the Common Stock as finally determined under such procedures may be more or less than the $37.25 in cash for which the shares held by non-dissenting shareholders will be exchanged in the Exchange. Failure to follow such procedures precisely may result in loss of dissenters' rights. Goodyear may refuse to complete the Exchange if the holders of more than 5% of the outstanding shares of Common Stock exercise their right to dissent from the Exchange. See "--Terms of the Exchange-- Termination; Fees and Expenses."

         The following discussion is not a complete statement of the law pertaining to dissenters' rights under the NCBCA and is qualified in its entirety by the full text of Chapter 55, Article 13 of the NCBCA ("Article 13"), which is reprinted in its entirety as Annex IV to this Proxy Statement.

         A record shareholder may assert dissenters' rights as to fewer than all the shares of Common Stock registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter will be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. A beneficial owner may assert dissenters' rights as to shares of Common Stock held on his behalf only if he: (a) submits to the Company the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (b) asserts dissenters' rights with respect to all shares of which he is the beneficial owner.

         A holder of shares of Common Stock wishing to exercise dissenters' rights must: (a) give to the Company, and the Company must actually receive before the vote on the Exchange Agreement is taken, written notice of the holder's intent to demand payment for his shares if the Exchange is consummated and (b) must not vote his shares in favor of the Exchange. If the Exchange Agreement is approved by holders of the requisite number of outstanding shares of Common Stock, the Company will, no later than ten days after such approval, mail a written dissenters' notice to all of the respective shareholders who gave the aforementioned notice of intent to demand payment. Such dissenters' notice will: (a) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (b) inform holders of any uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (c) supply a form for demanding payment; (d) set a date by which the Company must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date on which the dissenters' notice is sent; and (e) be accompanied by a copy of
Article 13. To exercise his dissenters' rights, a shareholder sent a dissenters' notice must demand payment and deposit his share certificates in accordance with the terms of the notice. A shareholder failing to do so will not be entitled to payment for his shares under Article 13. A shareholder who demands payment and deposits his share certificates in accordance with the terms of the notice will retain all other rights of a shareholder until consummation of the Exchange. All notices, demands and other communications directed to the Company in connection with the appraisal process should be sent to 4404-G Stuart Andrew Boulevard, Charlotte, North Carolina 28217, Attention: Secretary.

         As soon as the Exchange is consummated, or within 30 days after receipt of a payment demand (the "First Demand") by a shareholder made in compliance with the above-described procedures, the Company will pay such shareholder the amount the Company estimates to be the value of his shares, plus interest accrued to the date of payment (the "First Dissent Payment"). Such payment will be accompanied by: (a) the Company's balance sheet as of the fiscal year ended December 31, 1997, an income statement and a statement of cash flows for that year and the latest available interim financial statements; (b) an explanation of how the Company estimated the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the dissenter's right to demand payment of an amount in excess of the First Dissent Payment if he is dissatisfied with the First Dissent Payment, if the Company fails to make payment to a dissenter within 30 days of such dissenter's First Demand, or if the Company, having failed to consummate the Exchange, fails to return deposited share certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment; and (e) a copy of Article 13.

         If: (a) a dissenter believes that the amount of the First Dissent Payment is less than the fair value of his shares, or that the interest due is incorrectly calculated; (b) the Company fails to make payment to a dissenter within 30 days after such dissenter's First Demand; or (c) the Company, having failed to consummate the Exchange, fails to return deposited stock certificates to a dissenter or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, the dissenter may notify the Company in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment (the "Second Demand") of the amount such estimate exceeds the First Dissent Payment. A dissenter will waive his right to make a Second Demand, and will be deemed to have withdrawn his dissent and demand for payment, unless he notifies the Company of his Second Demand in writing within 30 days after the Company (x) makes the First Dissent Payment for his shares or (y) fails to take the actions described in clauses (b) and (c) of this paragraph, as the case may be.

         If a Second Demand for payment remains unsettled, a shareholder may commence a proceeding within 60 days after the earlier to occur of: (i) the date the First Dissent Payment was made by the Company, or (ii) the date of the dissenter's Second Demand, by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. If the dissenter does not commence a proceeding within the 60 day period, the dissenter will have been deemed to have withdrawn his dissent and Second Demand.

         The court may, in its discretion, make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter made a party to the proceeding by the court will be entitled to judgment for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the First Dissent Payment. The court may appoint one or more appraisers to receive evidence and recommend decision on the question of fair value. Parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings. Since the Company is a "public corporation," no party to any proceeding described herein will have the right to trial by jury.

         The court may assess the costs of a proceeding described above, including the compensation and expenses of appointed appraisers, as it finds equitable. With respect to the fees and expenses of counsel and experts for the parties to the proceeding, the court may assess such costs (a) against the Company, and in favor of any or all dissenters, if it finds that the Company did not substantially comply with the above-described procedures or (b) against either the Company or a dissenter or in favor of either or any other party, if it finds that the party against whom such costs are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the dissenters' rights provided under Article 13. In addition, if the court finds that the services of counsel to any dissenter were of substantial benefit to other dissenters and that the costs of such services should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amounts to the dissenters who were benefitted.

                         PROPOSAL TO AMEND THE ARTICLES

         Pursuant to the NCBCA, shareholders of the Company would not have the right of dissent and appraisal with respect to the Exchange absent a provision to such effect in the Articles. As described elsewhere in this Proxy Statement, the Company and Goodyear have agreed that shareholders will be entitled to dissenters' rights in connection with the Exchange, although Goodyear may terminate the Exchange Agreement at any time prior to the Exchange or refuse to complete the Exchange if the holders of more than 5% of the outstanding Common Stock exercise such rights. See "SPECIAL FACTORS--Background" and "THE EXCHANGE--Terms of the Exchange--Conditions to the Exchange."

         For dissenters' rights to be available to shareholders as described above, the Articles must be amended to so provide. To accomplish this, the Articles of Amendment, the form of which is included as Annex III to this Proxy Statement, must be approved by the shareholders and filed with the Office of the Secretary of State of North Carolina. This filing must precede the vote taken by shareholders with respect to the Exchange Agreement. If the Articles of Amendment are approved at the Meeting, it is currently expected that the Meeting will be adjourned to permit their filing, then reconvened (either later that day or as soon as practicable thereafter) to allow the votes on the Exchange Agreement and the election of Directors to take place.

         See "THE EXCHANGE--Dissenters' Rights" for a summary of the rights of dissent and appraisal to which the shareholders of the Company will be entitled in connection with the Exchange if the Articles of Amendment are approved.

         The Board recommends a vote FOR the proposal to amend the Articles to provide for dissent and appraisal rights in connection with certain transactions, including the Exchange.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 27, 1998 by (i) each Director and nominee for Director of the Company, (ii) each executive officer of the Company named under the caption "Executive Compensation--Summary Compensation Table," below, (iii) each person who is known by the Company to beneficially own more than five percent of the outstanding Common Stock and (iv) all Directors and executive officers as a group. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person.


NAME AND ADDRESS OF                                                            NUMBER OF              PERCENT
BENEFICIAL OWNER                                                                 SHARES              OF CLASS
-------------------------------------------------------------------------------------------------------------
The Goodyear Tire & Rubber Company                                             1,633,695 (1)         74.58%
1144 East Market Street
Akron, Ohio 44316

Dimensional Fund Advisors, Inc.                                                  127,300 (2)          5.81%
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

Gabelli & Company, Inc.                                                          334,400 (3)         15.27%
GAMCO Investors, Inc.
Gabelli Funds, Inc.
Gabelli Performance Partnership
GLI, Inc.
One Corporate Center
Rye, New York 10580

Eugene R. Culler, Jr.                                                              0                 --

Michael R. Thomann                                                                 0                 --

Ronald J. Carr                                                                     0                 --

Richard D. Pearson                                                                 0                 --

Richard E. Sorensen                                                                0                 --

James W. Barnett                                                                   0                 --

James E. Owens                                                                     0                 --

Ronald P. Rumble                                                                   0                 --

All Executive Officers and Directors
as a Group (8 persons)                                                             0                 --
-------------------------------------------------------------------------------------------------------------

         (1)      Based upon information provided by Goodyear.

         (2) Based upon information provided by Dimensional Fund Advisors, Inc., ("Dimensional"), and as reflected in a Schedule 13G dated February 7, 1996 and filed with the Commission. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 127,300 shares of

                  Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

         (3) As reflected in Schedule 13D, dated July 1, 1997 (Amendment #14), filed with the Commission, and other information supplied by the beneficial owner.

                              CORPORATE GOVERNANCE

GENERAL

         The Board held six meetings during 1997. All Directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they serve.

         The Board has five standing committees: Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Litigation Committee.

         The Executive Committee consists of Messrs. Culler (Chairman), Barnett and Pearson. The Executive Committee is empowered to act between meetings of the Board with powers of the full Board, except with respect to certain matters. The Executive Committee did not meet during 1997.

         The Audit Committee consists of Dr. Sorensen (Chairman) and Messrs. Barnett and Pearson. The Audit Committee reviews the scope of the Company's annual audit, the functions performed by the Company's independent accountants, the functions of and procedures followed by the Company's internal accounting and auditing staff and other matters relating to accounting policies and controls. The Audit Committee held three meetings during 1997.

         The Nominating Committee consists of Messrs. Culler (Chairman), Thomann, Carr and Sorensen. This committee's function is to study the composition of the Board and the qualifications of its members and to nominate for election to the Board persons whose background and expertise will, in their judgment, complement the needs of the Company. This committee will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company by December 31 in order to be considered by the committee for the Annual Meeting to follow the fiscal year-end. This committee met once during 1997.

         The Compensation Committee consists of Messrs. Culler (Chairman), Pearson and Barnett. Its principal functions are to review the Company's compensation and benefit programs for executive officers and to recommend annual compensation levels for the executive officers for approval by the Board. This committee met once during 1997.

         The Litigation Committee consists of Messrs. Barnett (Chairman), Thomann, Carr and Sorensen. This committee is responsible for monitoring any matters of significant litigation that involve the Company. The committee did not meet during 1997.

NOMINEES FOR DIRECTOR

         The bylaws of the Company provide that the number of Directors shall be not less than five nor more than fifteen, as determined by the Board. The Board has set the number of Directors at six. The six persons named below are nominated to serve on the Board until the 1999 meeting of shareholders or until their successors are elected and qualified. Each nominee is currently a Director. The business address for each nominee is 4404-G Stuart Andrew

Boulevard, Charlotte, North Carolina 28217. Unless authority is withheld, it is intended that proxies received in response to this solicitation will be voted in favor of the six nominees:

NAME, AGE, PRINCIPAL OCCUPATION                                                                    DIRECTOR SINCE
AND OTHER POSITIONS AND OFFICES WITH THE COMPANY
-------------------------------------------------------------------------------------------------------------------
Eugene R. Culler, Jr., 59 (1)(3)(4)                                                                     1995
         Chairman of the Board of the Company; Executive Vice President
         of Goodyear

Michael R. Thomann, 49 (3)(5)                                                                           1996
         Vice Chairman of the Board, President and Chief Executive Officer
         of the Company

Ronald J. Carr, 53 (3)(5)                                                                               1992
         Vice President--Finance, Chief Financial Officer, Secretary and
         Treasurer of the Company

Richard E. Sorensen, 55 (2)(3)(5)                                                                       1977
         Dean of the College of Business, Virginia Polytechnic Institute and
         State University, Blacksburg, Virginia

Richard D. Pearson, 63 (1)(2)(4)                                                                        1978
         Owner and manager of companies involved in selling and leasing heavy duty trucks and other heavy equipment, Franklin Lakes,
         New Jersey

James W. Barnett, 67 (1)(2)(4)(5)                                                                       1996
         Executive in Residence, Interim Director, Institute for Global
         Business, University of Akron, Akron, Ohio: Formerly Vice President,
         Original Equipment Tire Sales Worldwide for Goodyear, Akron, Ohio
------------------------------------------------------------------------------------------------------------------

(1)  Member of Executive Committee.       (4)  Member of Compensation Committee.
(2)  Member of Audit Committee.           (5)  Member of Litigation Committee.
(3)  Member of Nominating Committee.

         Mr. Eugene R. Culler, Jr. has been employed by Goodyear for 35 years. He has been Executive Vice President responsible for North American Tires since April, 1995. Prior to that he was President and CEO of Goodyear's Canadian subsidiary. He previously served as Chairman of the Board of Directors of the Company from August, 1988 to October, 1991. He was again elected a director and Chairman of the Board of the Company on July 27, 1995, and has held those positions since then.

         Mr. Michael R. Thomann was elected President and Chief Executive Officer of the Company effective April 16, 1996 and Vice Chairman of the Board on May 23, 1996. He has 25 years of service with the Company and Goodyear. Previously he was General Manager, Farm, Terra, and Off-the-Road Tires for Goodyear. In addition he has held positions with Goodyear's Retail Stores, Commercial Tire Centers and Credit Administration. From 1987 to 1993 he was Vice President and General Manager--Commercial Division for the Company.

         Mr. Ronald J. Carr was elected Vice President--Finance and Chief Financial Officer, Secretary and Treasurer effective May 1, 1992. He has 30 years of service with the Company and Goodyear and has held various financial positions in Goodyear's General Products and Tire Divisions and at Motor Wheel Corporation, a former Goodyear subsidiary. Most recently he was Manager, Financial Information, for Goodyear's North American Tire Division.

         Mr. Richard D. Pearson is the owner and manager of a number of companies that are involved in the sale and leasing of heavy duty trucks and other heavy equipment, a business in which he has been engaged for more than 25 years.

         Dr. Richard E. Sorensen has been Dean of the College of Business, Virginia Polytechnic Institute and State University, since 1982. Prior to that, he was employed in a teaching capacity and as Dean of the College of Business at Appalachian State University.

         Mr. James W. Barnett was employed by Goodyear from 1950 until his retirement in 1996. Most recently he was Vice President for Goodyear's Original Equipment Tire Sales Worldwide, a position he held since July, 1988. He has held a wide range of positions in Goodyear's sales organization including Executive Vice President of Sales and Marketing for Kelly-Springfield Tire Company in Cumberland, Maryland. He was Chairman of the Board of the Company from March 26, 1986 to August 3, 1988. Mr. Barnett is currently employed by the University of Akron as Executive in Residence, Interim Director, Institute for Global Business.

         It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for such other person or persons to the office of director as the Nominating Committee of the Board may recommend.

COMPENSATION OF DIRECTORS

         Director's fees for outside directors are paid at the rate of $2,500 per Board meeting attended, $1,000 per telephonic Board meeting, $1,000 per committee meeting attended not in conjunction with a Board meeting and $500 per telephonic committee meeting, all subject to an annual maximum amount of $20,000 plus reimbursement of expenses incurred as a Director. Directors may at their option defer the payment of director's compensation. Directors who are also officers or employees of the Company or employees of Goodyear receive no such fees.

EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth information regarding the current executive officers of the Company:

         NAME AND AGE                   POSITIONS AND OFFICES WITH THE COMPANY
         ------------                   --------------------------------------
         Eugene R. Culler (59)          Chairman of the Board

         Michael R. Thomann (49)        President and Chief Executive Officer
                                        and a Director

         Ronald J. Carr (53)            Vice President--Finance and Chief
                                        Financial Officer, Secretary and
                                        Treasurer and a Director

         James E. Owens (63)            Vice President and General Manager--
                                        Retail Division

         Ronald P. Rumble (53)          Vice President and General Manager--
                                        Commercial Division

         There are no family relationships between any of the executive officers or Directors.

         For information concerning Messrs. Culler, Thomann and Carr, see "-Nominees for Director."

         Mr. Owens has been employed by the Company and Goodyear for 45 years. Most recently, he was District Manager for Goodyear in Birmingham, Alabama, for three years and District Manager in Atlanta, Georgia, for five years. He was elected Vice President and General Manager-Retail Division on February 8, 1988.

         Mr. Rumble joined the Company on March 1, 1993. He has been employed by the Company and Goodyear for more than 25 years, most recently as Marketing Manager, Commercial Truck Tires for the Replacement Tire Division. Prior to that, he held various positions in Goodyear's Replacement Tire, Original Equipment and General Products Divisions. Effective March 1, 1993, he was elected Vice President and General Manager--Commercial Division.

         None of the Directors or executive officers of the Company own any shares of Common Stock, and none have engaged in any transactions in shares of Common Stock during the 60 days preceding the date of this Proxy Statement.

         The business address for each executive officer of the Company is 4404-G Stuart Andrew Boulevard, Charlotte, North Carolina 28217. Officers serve for a term of one year or until their successors are elected and qualify. The next meeting of the Board of Directors at which officers will be elected is scheduled for ______ ___, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation earned by the Chief Executive Officer and the most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus during 1997 exceeded $100,000 (the "Named Executives") for services rendered to the Company and its subsidiaries in all capacities for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995.


                                                                                             Long Term Compensation
                                                                               -------------------------------------------------
                                                                                        Awards                    Payouts
                                                                               ------------------------   ----------------------
                                                                                             Securities     Long
                                                                    Other                      Under-       Term
                                                                    Annual     Restricted      lying       Incen-      All Other
                                                                   Compen-       Stock        Options/    tive Plan     Compen-
                                           Salary      Bonus        sation       Awards        SAR's       Payouts       sation
 Name and Principal Position     Year        ($)       ($)(1)       ($)(2)        ($)          (#)(3)        ($)         ($)(4)
 ---------------------------     ----       -----      ------      --------      -----        --------      -----       -------
Michael R. Thomann (5)          1997       169,931     39,989         0            0           4,000          0          4,000
  Vice Chairman, President,     1996       113,948     20,563         0            0           7,000          0          2,035
  and Chief Executive           1995         --          --           --           --            --          --            --
  Officer

Ronald J. Carr                  1997       151,131     22,385         0            0           2,500          0          4,000
  Vice President--Finance,      1996       141,586     16,192         0            0           4,200          0          3,750
  Secretary, Treasurer and      1995       138,079     17,737         0            0           1,900          0          3,673
  Chief Financial Officer

James E. Owens                  1997       122,408     22,385         0            0           2,200          0          3,335
 Vice President and             1996       120,547     16,218         0            0           4,100          0          3,303
 GM--Retail Division            1995       108,910     14,038         0            0           1,600          0          2,938

Ronald P. Rumble                1997       150,462     22,385         0            0           2,200          0          4,000
 Vice President and             1996       143,039     16,218         0            0           4,100          0          3,750
 GM--Commercial Division        1995       136,572     14,038         0            0           1,600          0          3,750

----------------------

         (1) The Company's Board of Directors has approved the Brad Ragan, Inc. 1997 Performance Recognition Plan (the "Performance Plan") in which the Named Executives participated in 1997. The Performance Plan provides incentive cash bonuses based on the attainment of specific objectives established at the beginning of the year for the Company. The Company was reimbursed by Goodyear for bonus compensation paid for 1996 and 1995. The bonuses earned in 1997 were paid to the Named Executives in March 1998.

         (2) In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits is not required to be reported if the amount constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executives.

         (3) Options were granted by Goodyear on December 2, 1997 to purchase shares of common stock of Goodyear.

         (4) Amounts paid on behalf of the Named Executives for matching 401(k) Savings Plan Contributions.

         (5) Mr. Thomann was elected to his position effective April 16, 1996, and the salary and bonus amounts shown reflect compensation earned since that date.

STOCK OPTIONS, SAR GRANTS IN 1997

         The Company does not provide its executive officers any type of financial compensation based on the appreciated market value of the Common Stock. On December 2, 1997, the Named Executives were granted options by Goodyear to purchase shares of common stock of Goodyear at an exercise price equal to the market price on the grant date. The Company does not incur any cost related to the grant or the exercise of Goodyear stock options. No SARs have been granted to any Named Executive. All options in the following tables relate to shares of common stock of Goodyear.

                                                                                                        Potential
                                                                                               Realizable value at Assumed
                                                                                               Annual Rates of Stock Price
                                              % of Total                                              Appreciation
                            Securities       Options/SARs                                         for Option Term (3)
                           Options/SARs       Granted to       Exercise or                     ---------------------------
                           Granted (#)       Employees in      Base Price       Expiration
Name                           (1)             1997 (2)          ($/sh)            Date             5%             10%
----                          -----           ----------        --------          ------        --------         --------
Michael R. Thomann            4,000             32.4%            $63.50          12/02/07       $159,720         $404,800

Ronald J. Carr                2,500             20.3%            $63.50          12/02/07       $ 99,825         $253,000

James E. Owens                2,200             17.8%            $63.50          12/02/07       $ 87,846         $222,640

Ronald P. Rumble              2,200             17.8%            $63.50          12/02/07       $ 87,846         $222,640

----------------------

         (1) Grants were made on December 2, 1997. The option exercise price is 100% of the fair market value of Goodyear common stock on the date of grant. The options vest 25% on each anniversary date of the grant.

         (2) Percent of total options granted by Goodyear to all employees of the Company. In the aggregate, these options were less than 1% of the total options granted by Goodyear in 1997.

         (3) Amounts represent hypothetical gains that could be achieved if options were exercised at end of the option term. The dollar amounts under this column assume 5% and 10% compounded annual appreciation in the common stock of Goodyear from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Commission rules and, therefore, are not intended to forecast future appreciation of common stock of Goodyear or amounts that may be ultimately realized upon exercise.

OPTION EXERCISES IN 1997 AND YEAR-END VALUES

         The following table sets forth certain information regarding the exercise of Goodyear stock options during 1997 and the value of unexercised options held as of December 31, 1997. The Company does not incur any cost related to the grant or exercise of Goodyear stock options.

                                                              Number of Securities                Value of Unexercised
                                                            Unexercised Options/SARs            In-the-Money Options/SARs
                                                             at Dec. 31, 1997 (#)(2)            at Dec. 31, 1997 ($)(2)(3)
                             Shares         Realized        --------------------------         ----------------------------
                           Acquired on       Value
Name                      Exercise (#)       ($)(1)         Exercisable Unexercisable           Exercisable Unexercisable
----                      ------------      -------         ----------- -------------           ----------- -------------
Michael R. Thomann            1,000         $19,500          3,500           10,250             $ 62,250       $114,406

Ronald J. Carr                1,000         $19,625         12,850            6,600             $429,694       $ 79,663

James E. Owens                    0         $     0          6,475            6,075             $174,972       $ 73,822

Ronald P. Rumble                  0         $     0         14,325            6,075             $532,653       $ 73,822

----------------------

         (1) Represents the difference between the exercise price and the price of the Goodyear common stock on the date of exercise.

         (2) Shares include options granted to the named officer while employed by Goodyear but not associated with the Company.

         (3) Represents the difference between the exercise price of the outstanding options and the closing price of Goodyear common stock on the New York Stock Exchange ("NYSE") on December 31, 1997, which was $63.625 per share. Options that have an exercise price greater than the year-end NYSE closing price are excluded from the value calculation.


OTHER COMPENSATORY ARRANGEMENTS

         Retirement Benefits

         Prior to November 1, 1994, the Named Executives, except Mr. Thomann, were on loan from Goodyear and participated in the Retirement Plan for Salaried Employees of The Goodyear Tire & Rubber Company (the "Salaried Plan"). The Company was billed by Goodyear for the cost incurred to maintain each Named Executive's participation in the Salaried Plan. Mr. Thomann participated in the Salaried Plan prior to April 16, 1996 as a former employee of Goodyear.

         The Salaried Plan is a qualified, defined benefit plan, which provides a basic non-contributory pension benefit and a voluntary contributory pension benefit based on various factors including years of service, compensation and plan maximums. The annual non-contributory benefit equals $318 for each year of service prior to 1994. The annual non-contributory benefit for 1994 and each year thereafter equals 1.1% of annual Social Security Covered Compensation for such year.

         The Salaried Plan permits an eligible employee to make monthly optional contributions at an annual rate of 2% of his or her earnings in excess of Social Security Covered Compensation. For service prior to 1994, the annual contributory benefit equals the years of service during which contributions were made multiplied by 1.4% of average annual earnings in excess of $22,716 during the five-year period ended December 31, 1993. The annual contributory benefit for 1994 and each year thereafter equals 1.58% of annual earnings (up to $150,000 for years 1994 through 1996 and up to $160,000 for 1997 and 1998) in excess of annual Social Security Covered Compensation.

         The Salaried Plan provides pension benefits to participants who have at least 30 years of service or have at least 10 years of service and have attained the age of 55. Benefits payable to a participant who retires between ages 55 and 62 are subject to a reduction of 4.8% for each full year of retirement before age 62. The years of credited service at

December 31, 1996, under the Salaried Plan for each Named Executive are: Mr. Thomann, 25 years; Mr. Carr, 30 years; Mr. Owens, 45 years; and Mr. Rumble, 29 years.

         On November 1, 1994, the Named Executives (except on April 16, 1996 for Mr. Thomann) became participants in The Goodyear Tire & Rubber Company Retirement Benefit Plan for Employees with Service with Designated Subsidiaries (the "Subsidiary Plan"), a non-qualified, defined benefit plan. Benefits payable to a participant or beneficiary under the Subsidiary Plan shall be in such amount as is required, when added to the benefits payable to the participant or beneficiary under the Salaried Plan, to produce an aggregate benefit equal to the benefit that would have been payable to the participant or beneficiary if the employment of the participant with the Company were treated as employment with an employer under the Salaried Plan, and if the limitations on compensation pursuant to Section 401(a)(17) of the Code were not in effect.

         As of December 31, 1997, the estimated annual benefits payable on a five-year certain and life annuity basis (and not under any of the various survivor options or the lump sum option) upon retirement at age 65 were as follows: Mr. Thomann, $81,008; Mr. Carr, $81,563; Mr. Owens, $62,969; and Mr. Rumble, $84,699. These estimates were based on 1997 earnings and estimated annual Social Security Covered Compensation projected to each individual's 65th birthday.

         Long Term Incentive Awards

         The Company does not provide the Named Executives any other form of compensation based upon any long-term incentive plan or any other type of employment arrangement.

         Employment Agreements

         Neither the Company nor Goodyear provides the Named Executives with any type of employment agreement or contract.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES AND PRACTICES

         The Compensation Committee (the "Committee") annually reviews the compensation program for the Company's executive officers, all of whom are Named Executives in the compensation disclosures included in this Proxy Statement, and recommends to the Board changes to the compensation program in general and specific adjustments to individual compensation levels as it determines appropriate.

         In its annual review, the Committee seeks to determine whether (1) the Company is competitive and can attract and retain qualified and experienced personnel in leadership positions and (2) the executive officers are appropriately motivated by the compensation program to seek to attain performance goals approved by the Committee, as well as sustained earnings growth for the benefit of all shareholders of the Company.

         The Committee meets early each year to review the compensation package and make recommendations regarding compensation for the Chief Executive Officer and the other Named Executives for approval by the Board of Directors. The Chief Executive Officer provides the Committee information regarding annual salary and annual incentive based bonus compensation targets. The Committee also receives information regarding compensation paid by Goodyear, including information regarding options to purchase shares of Goodyear common stock for each executive officer.

         The Revenue Reconciliation Act of 1993 added Section 162(m) to the Code, which eliminated tax deductions for compensation paid to an executive officer in excess of $1,000,000 unless certain requirements are met. No executive officer receives compensation in excess of the allowed deductions. The Committee will consider the applicability of this section of the Code in the formalization of all executive compensation plans.

COMPENSATION OF EXECUTIVE OFFICERS

         Salaries for the executive officers are established using Goodyear's compensation guidelines within a salary range that is fixed annually based on market data derived from compensation surveys of hundreds of companies. Salaries are established within these ranges based on the CEO's performance evaluation of each officer and are not linked to specific performance criteria.

         The Named Executives participated in the Brad Ragan, Inc. 1997 Performance Recognition Plan (the "Performance Plan") and as a result had the opportunity to earn bonus compensation in 1997. For the Named Executives (other than the Chief Executive Officer), the target payout (assuming 100% payout) under the Performance Plan was established at an average amount of approximately 16.3% of the midpoint of the salary range of such persons. Bonuses paid pursuant to the Performance Plan were based 40% on the attainment of specific sales objectives, 40% on the attainment of specific earnings before interest and taxes ("EBIT") objectives and 20% on the attainment of specific cash flow objectives by the Company. Payouts under the Performance Plan could have ranged from 0% to 150% of the participants' target amount depending on the extent to which the Company achieved the applicable sales, EBIT and cash flow objectives. Based on the Company's results, bonuses were paid at 108.7% of target levels for 1997.

         The target payouts for each officer and the specific goals which would determine the payouts, if any, were reviewed and approved by the Committee.

         The Committee received a report regarding stock options granted by Goodyear for the purchase of Goodyear common stock to the Named Executives and other key employees of the Company pursuant to the 1997 Performance Incentive Plan of The Goodyear Tire & Rubber Company (the "Option Plan"). The size of individual option grants was determined primarily on the basis of the responsibilities and relative position of each executive officer within guideline ranges established by Goodyear based on surveys of the option granting practices of other companies. The Committee does not participate in the granting of such stock options and the Company does not incur any cost in connection with the options granted to the Named Executives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The salary for Michael R. Thomann, President and CEO, was established using Goodyear's compensation guidelines within a salary range that is fixed annually based on market data derived from compensation surveys of hundreds of companies. In April of 1997 Mr. Thomann was granted a 7.0% salary increase within those guidelines in recognition of his effective leadership of the Company.

         Mr. Thomann's participation in the Performance Plan was established at a level intended to result in a payout (assuming 100% payout under the Performance Plan) equal to 25.2% of the midpoint of his salary range. His bonus was based 40% on the attainment of specific sales objectives, 40% on the attainment of specific EBIT objectives and 20% on the attainment of specific cash flow objectives by the Company. Payouts to Mr. Thomann under the Performance Plan could have ranged from 0% to 150% of his target level, depending on the extent to which the Company achieved the applicable sales, EBIT and cash flow objectives. Based on the Company's results, Mr. Thomann's payout was 108.7% of his target level, resulting in his performance based compensation being equal to 23.5% of his salary.

         On March 4, 1997, Mr. Thomann was granted 500 performance equity units under the 1989 Goodyear Performance and Equity Incentive Plan. The payout under this performance equity unit grant may range from zero to 150% of the target amount depending on the cumulative net income per share of Goodyear common stock during the three-year performance period ending December 31, 1999. If total cumulative net income per share during the three-year performance period is $15.25 or more, 150% of the targeted amount may be paid. If total cumulative net income per share during the three-year performance period is less than $13.25, no amount will be paid. Units earned at the end of the three-year performance period will be paid 50% in shares of Goodyear stock and 50% in cash unless Mr. Thomann elects to defer receipt of the payment. The Committee did not participate in the granting of the performance equity units and the Company does not incur any cost relative to such units.

         On December 2, 1997, pursuant to the Option Plan, Mr. Thomann was granted an option to purchase 4,000 shares of Goodyear common stock at a per share exercise price equal to the market price of Goodyear common stock on the date of grant. The size of the grant was determined on the basis of guidelines established by Goodyear based on surveys of the option granting practices of other companies. The Committee does not participate in the granting of such stock options, and the Company does not incur any cost relating to such options. Stock options, however, are considered to be a part of Mr. Thomann's total compensation package.


February 13, 1998                               The Compensation Committee:
                                                Eugene R. Culler, Jr. (Chairman)
                                                Richard D. Pearson
                                                James W. Barnett

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Goodyear is the Company's majority shareholder and its principal supplier of new tires. Eugene R. Culler, Jr., Chairman of the Board of the Company, is an Executive Vice President of Goodyear and has been employed by Goodyear for more than 35 years. Michael R. Thomann, Vice Chairman of the Board, President and CEO, was formerly General Manager, Farm, Terra, and Off-the-Road Tires for Goodyear and has been employed by the Company and Goodyear for 25 years. Ronald J. Carr, Vice President - Finance, Secretary and Treasurer has been employed by the Company and Goodyear for 30 years; James E. Owens, Vice President and General Manager - Retail Division, has been employed by the Company and Goodyear for 45 years; and Ronald P. Rumble, Vice President and General Manager Commercial Division, has been employed by the Company and Goodyear for more than 25 years.

         Eugene R. Culler, Jr., Chairman of the Board of the Company and Chairman of the Company's Compensation Committee, is an Executive Vice President of Goodyear. Mr. Culler is not an employee of the Company and does not receive any compensation or director's fees from the Company, nor is he a member of the Goodyear Board or its compensation committee.

         The Company is a member of Goodyear's network of authorized dealers. As such, the Company purchases from Goodyear a substantial portion of its tire inventory for resale and products and services necessary for the operation of individual outlets (promotional material, signage, etc.) based on various Goodyear dealer pricing and marketing policies in effect from time to time. In addition, the Company purchases materials used in various manufacturing processes from or through Goodyear. For these products, services and materials, the Company paid to Goodyear $13,158,000 in the first quarter of 1998, $62,207,000 in 1997 and $59,078,000 in 1996.

         The Company may from time to time enter into various leases or other rental agreements with Goodyear for the use of equipment and facilities. The Company paid to Goodyear $313,000, $1,283,000 and $1,346,000 for rent on equipment and facilities used by the Company in the first quarter of 1998, in 1997 and in 1996, respectively.

         The Company has determined that Goodyear is a cost effective source for various administrative services and support functions and other incidental items used by or beneficial to the Company. Payments made by the Company to Goodyear (and certain reimbursements to the Company by Goodyear) in this regard include:

                                                Quarter
                                                 Ended
                                                March 31,          Year Ended December 31,
                                              -----------       -----------------------------
                                                  1998              1997              1996
                                              -----------       -----------       -----------
Field auditing services ................      $    37,917       $   159,439       $   200,568
Payroll processing services ............           29,412           115,233            76,950
Data processing services, including
   point of sale system ................          229,235         1,017,114         1,123,999
Communications services ................            9,099            43,690            43,470
Automobile insurance ...................          639,683           674,028           513,998
Executive moving expense ...............             --              11,958            13,862
Legal services .........................             --               6,238           162,332
Workers' compensation claim cost
   and administration ..................          385,800         1,300,950         1,550,251
General insurance ......................            1,058           378,726           205,826
Pension contributions and life insurance
   premiums withheld for employees of
   the Company transferred from
   Goodyear under certain conditions ...           13,801           126,082           126,000
Mailroom services ......................            8,453            64,370            88,529
Miscellaneous items
   paid to Goodyear ....................            7,344               488             7,019
Reimbursement for certain
   compensation expenses by Goodyear ...           (9,974)         (152,090)         (152,343)
Reimbursement for certain expenses
   related to the Exchange Agreement ...         (117,119)             --                --
Miscellaneous items credited or
   reimbursed by Goodyear ..............             --             (17,353)          (25,000)
                                              -----------       -----------       -----------

Total net of credits or reimbursement ..      $ 1,234,709       $ 3,728,873       $ 3,935,461
                                              ===========       ===========       ===========

         The Company maintains an open unsecured line of credit with Goodyear to fund working capital requirements. The borrowing rate on the line of credit is based on the 30-day LIBOR plus 1.5% effective the first day of each calendar month as reported on the Reuter Money Service Monitor System. During the first quarter 1998, year-ended December 31, 1997 and year-ended December 31, 1996, the average balances outstanding under the credit line arrangement were $40,455,000, $37,295,000 and $35,624,000, respectively, at average interest rates (computed by dividing interest expense on the credit line by the weighted average borrowings outstanding) of 7.17%, 7.14% and 6.94%, respectively. The maximum amount outstanding at any month-end during these periods was $45,214,000 at January 31, 1998, $42,379,000 at April 30, 1997 and $43,179,000 at October 31,
1996. The interest rate was 7.19% at March 31, 1998, 7.47% at December 31, 1997 and 6.88% at December 31, 1996. The outstanding balance under the credit line arrangement at March 31, 1998, December 31, 1997 and December 31, 1996 was $36,385,000, $29,550,000 and $34,766,000, respectively. The Company incurred interest expense of $749,000, $2,760,000 and $2,504,000 in the first quarter of 1998, year-ended December 31, 1997 and year-ended December 31, 1996, respectively, essentially all of which was related to the open line of credit.

         The Company sold to Goodyear approximately $1,919,000 of products and service during the first quarter of 1998, approximately $7,454,000 of products and services during 1997 and approximately $7,713,000 of products and services during 1996. These sales and services consisted primarily of retreading component materials, vehicle upfitting services and retreading services.

         The Company began providing various credit related administrative services to Goodyear's Company-owned outlets in the second quarter of 1996, and these services were expanded in 1997. The Company is compensated for its services on the basis of its out-of-pocket costs plus a service fee. Revenues generated from providing these services in the first quarter of 1998, the year 1997 and the year 1996 were approximately $81,000, $295,000 and $184,000, respectively.

         The Company believes that the prices paid and received by the Company to and from Goodyear for goods and services as described above were fair and reasonable and on terms no less favorable to the Company than could have been obtained in transactions with unaffiliated parties.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative shareholder returns of the Company's Common Stock, The American Stock Exchange Market Value Index and the Dow Jones Auto Parts Index at each December 31 for the five-year period beginning December 31, 1992, and ended December 31, 1997. The graph shows the total shareholder return that would have been achieved had $100 been invested in each of these investment alternatives on December 31, 1992, with all dividends reinvested.

                               [GRAPHIC OMITTED]

                           1992     1993     1994     1995     1996     1997

Brad Ragan, Inc.            100      124      139      152      135      159
AMEX Market Value           100      120      109      137      146      171
DJ Auto Parts               100      124      106      131      148      190

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company and persons who own more than 10% of the outstanding shares of Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on representations by such persons as to reportable transactions and holdings, the Company believes that during 1997 no such reports required to be filed were not filed.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Price Waterhouse, LLP ("Price Waterhouse"), has served the Company as independent accountants since 1986. A representative from Price Waterhouse is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to respond any questions related to the firm's work for the Company. Price Waterhouse also serves as independent accountants for Goodyear. The Audit Committee and the Board must approve any nonaudit services performed for the Company by Price Waterhouse.

                            PROPOSALS BY SHAREHOLDERS

         Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy material of the Company for such meeting. All proposals of shareholders intended to be presented at the 1999 annual meeting of the Company must be received by the Company no later than November 30, 1998 for inclusion in the proxy statement and proxy card relating to such meeting.

                                  OTHER MATTERS

         The management of the Company knows of no other business which will be presented for consideration at the Meeting. However, if other matters are properly presented at the Meeting, it is the intention of the persons named on the accompanying proxy card to vote such proxies in accordance with their best judgment.

       INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF GOODYEAR

         Set forth below is the name of each director and executive officer of Goodyear and, unless disclosed elsewhere in this Proxy Statement, the present principal occupation or employment of each such person and a brief description of his or her principal occupation and business experience during at least the last five years. Each person listed below is a citizen of the United States, except that Messrs. Gibara and Valensi are citizens of The Republic of France. The business address for each individual listed below is 1144 East Market Street, Akron, Ohio 44316-0001.

DIRECTORS OF GOODYEAR

         The Goodyear Board is classified into three classes of directors, and currently consists of 11 members. At each annual meeting of shareholders directors of one of the classes, on a rotating basis, are elected to three year terms, to serve as the successors to the directors of the same class whose terms expire at that annual meeting of shareholders.

         The directors of Goodyear are:

NAME, AGE, PRINCIPAL OCCUPATION                                                                    DIRECTOR SINCE
AND OTHER POSITIONS AND OFFICES WITH GOODYEAR
-------------------------------------------------------------------------------------------------------------------
John G. Breen, 63                                                                                       1992
         Chairman of the Board and Chief Executive Officer of The Sherwin-Williams
         Company, a manufacturer of paints, coatings and related products.

William E. Butler, 66                                                                                   1995
         Retired.  Formerly Chairman of the Board and Chief Executive Officer of Eaton
         Corporation, a global manufacturer of highly engineered products for the automotive, industrial, construction, commercial and aerospace markets.

Thomas H. Cruikshank, 66                                                                                1986
         Retired.  Formerly Chairman of the Board and Chief Executive Officer of
         Halliburton Company, a suppler of oil field equipment and services and engineering and construction services.

Katherine G. Farley, 48                                                                                 1998
         Senior Managing Director of Tishman Speyer Properties, an international real estate developer, owner, and property management firm.

Samir G. Gibara, 58                                                                                     1995
         Chairman of the Board, Chief Executive Officer and President of Goodyear.

William J. Hudson, Jr., 63                                                                              1995
         President and Chief Executive Officer and a Director of AMP Incorporated, a
         manufacturer of electrical and electronic connectors and terminals and related products and systems.

Steven A. Minter, 59                                                                                    1985
         Executive Director and President of The Cleveland Foundation, a community trust devoted to health, education, social services and civic and cultural affairs.

Agnar Pytte, 65                                                                                         1988
         President of Case Western Reserve University.

George H. Schofield, 68                                                                                 1991
         Retired.  Formerly Chairman of the Board and Chief Executive Officer of Zurn
         Industries, Inc., which designs, manufactures and markets water control and HVAC products.

William C. Turner, 68                                                                                   1978
         Chairman of the Board and Chief Executive Officer of
         Argyle Atlantic Corporation, a consulting firm to multinational corporations and investment groups on international economic and political affairs, strategy, investments, joint ventures and strategic alliances.

Martin D. Walker, 65                                                                                    1997
         Retired.  Formerly Chairman of the Board and Chief Executive Officer of M. A.
         Hanna Company, an international processor and distributor of polymers to the plastics and rubber industries.
-------------------------------------------------------------------------------------------------------------------

         Mr. Breen has served as the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company since April 1980. He is a director of Mead Corporation, National City Corporation and Parker-Hannifin Corporation.

         Mr. Butler served as the President and Chief Operating Officer of Eaton Corporation from February of 1989 to September 4, 1991, when he was elected President and Chief Executive Officer. Mr. Butler was elected Chairman of the Board and Chief Executive Officer of Eaton Corporation in January of 1992, serving in that capacity until he retired on December 31, 1995. Mr. Butler is a director of Applied Industrial Technologies, Inc., Ferro Corporation, Pitney Bowes Inc., Borg Warner Corporation and Zurn Industries, Inc.

         Mr. Cruikshank joined Halliburton Company in 1969. He was elected its President in November 1981, its Chief Executive Officer in May of 1983 and its Chairman of the Board and Chief Executive Officer in June of 1989. Mr. Cruikshank retired as Chief Executive Officer of Halliburton Company on October 1, 1995 and as its Chairman of the Board on January 2, 1996. Mr. Cruikshank is a director of The Williams Companies, Inc., Seagull Energy Corporation and Lehman Brothers Holdings Inc.

         Ms. Farley joined Tishman Speyer Properties in 1984. She was Managing Director - International from 1984 to 1993, when she became Managing Director. In January of 1998 she became Senior Managing Director. Ms. Farley is a director of Women in Need.

         Mr. Gibara joined Goodyear in 1966, serving in various managerial posts prior to being elected Vice President for Strategic Planning and Business Development and as the acting Vice President of Finance and Chief Financial Officer of Goodyear on October 6, 1992. Mr. Gibara was elected Executive Vice President for North American Tire Operations on May 3, 1994. Mr. Gibara was elected President and Chief Operating Officer, and as a director, effective April 15, 1995. Mr Gibara was elected President and Chief Executive Officer effective January 1, 1996 and Chairman of the Board, Chief Executive Officer and President effective July 1, 1996.

         Mr. Hudson served in various managerial posts with AMP Incorporated prior to being elected its President and Chief Executive Officer effective January 1, 1993. Mr. Hudson is a director of Carpenter Technology, a director of the National Association of Manufacturers, a member of the Executive Committee of the Board of Governors of the National Electrical Manufacturing Association, a member of the Board of Trustees and the Executive Committee of the United States Council for International Business and a member of the Policy Committee of the Business Round Table.

         Mr. Minter has been the Executive Director and President of The Cleveland Foundation, Cleveland, Ohio, since January 1, 1984. Mr. Minter served as Associate Director and Program Officer of The Cleveland Foundation from 1975 to 1980 and from 1981 to 1983. Mr. Minter served as Undersecretary of the United States Department of Education from May, 1980, until January, 1981. Mr. Minter is a director of Consolidated Natural Gas Company, KeyCorp and Rubbermaid Incorporated, a trustee of The College of Wooster and a director of The Foundation Center.

         Dr. Pytte was a research physicist at Princeton University and Professor of Physics, Dean of Science and Dean of Graduate Studies at Dartmouth College prior to becoming the Provost of Dartmouth College in 1982, a position he held until July 1, 1987, when he was elected President of Case Western Reserve University. Dr. Pytte is a director of A. O. Smith Corporation and the Sherman Fairchild Foundation Inc.

         Mr. Schofield served as the Chairman of the Board and Chief Executive Officer of Zurn Industries, Inc. from 1986 until October 17, 1994, when he retired as Chief Executive Officer. He retired as Chairman of the Board of Zurn Industries, Inc. on March 31, 1995. Mr. Schofield is a director of National Fuel Gas Company.

         Mr. Turner has served as Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation since 1977. He is a director of Rural/Metro Corporation and Microtest, Inc. Mr. Turner is also Chairman of the International Advisory Council of Avon Products, Inc., a member of the Board of Governors of the Lauder Institute of

Management and International Studies of the University of Pennsylvania, a trustee and former Chairman of the Board of American Graduate School of International Management, a trustee and Executive Committee member of the United States Council for International Business and a member of the Council of American Ambassadors and of the Council on Foreign Relations.

         Mr. Walker served as Chairman of the Board and Chief Executive Officer of M. A. Hanna Company from September 1, 1986 through December 31, 1996, when he retired as Chief Executive Officer. He retired as Chairman of the Board of M. A. Hanna Company on June 30, 1997. Mr. Walker is a principal in MORWAL Investments. He is a director of Comerica, Inc., Lexmark International, M. A. Hanna Company, Meritor Automotive Corporation, Reynolds & Reynolds, The Timken Company and Textron, Inc.

EXECUTIVE OFFICERS OF GOODYEAR

         The following table sets forth information regarding the current executive officers of the Goodyear:

         NAME AND AGE                       POSITIONS AND OFFICES WITH GOODYEAR
         ------------                       -----------------------------------
         Samir G. Gibara (58)               Chairman of The Board, Chief
                                            Executive Officer And President And
                                            Director

         William J. Sharp (56)              President, Global Support Operations

         Robert W. Tieken (58)              Executive Vice President and Chief
                                            Financial Officer

         Eugene R. Culler, Jr (59)          Executive Vice President

         Nissim Calderon (64)               Vice President

         James Boyazis (61)                 Vice President and Secretary

         Jesse T. Williams, Sr. (58)        Vice President

         John P. Perduyn (58)               Vice President

         Richard P. Adante (51)             Vice President

         H. Clay Orme (58)                  Vice President

         Gary A. Miller (51)                Vice President

         Mike L. Burns (56)                 Vice President

         George E. Strickler (50)           Vice President

         James C. Whiteley (50)             Vice President

         Richard W. Hauman (51)             Vice President and Treasurer

         Richard J. Steichen (53)           Vice President

         C. Thomas Harvie (54)              Vice President and General Counsel


         Lee N. Fiedler (56)                Vice President

         Sylvain G. Valensi (55)            Vice President

         Joseph M. Gingo (53)               Vice President

         John C. Polhemus (53)              Vice President

         Terry L. Persinger (53)            Vice President

         Dennis E. Dick (58)                Vice President

         John W. Richardson (52)            Vice President

         Clark E. Sprang (55)               Vice President

         For information concerning Mr. Gibara, see "-Directors of Goodyear."

         Mr. Sharp served in various tire production posts until elected, effective April 1, 1991, an Executive Vice President of Goodyear for worldwide product supply, serving in that capacity, as the executive officer of Goodyear responsible for Goodyear's tire manufacturing and distribution operations and research, development and engineering activities until October 1, 1992, when he became the executive officer of Goodyear responsible for the operations of Goodyear's subsidiaries in Europe. Effective January 1, 1996, Mr. Sharp was elected Goodyear's President, Global Support Operations, and, as such, he is the executive officer of Goodyear having corporate responsibility for Goodyear's research and development, manufacturing, purchasing, materials management, quality assurance, and environmental and health and safety improvement activities worldwide. Mr. Sharp has been an employee of Goodyear since 1964.

         Mr. Tieken joined Goodyear on May 3, 1994, when he was elected an Executive Vice President and the Chief Financial Officer of Goodyear. Prior to joining Goodyear, Mr. Tieken had been employed by the General Electric Company for 32 years, serving in various financial management posts, including Vice President, Finance and Information Technology of General Electric Aerospace from 1988 to April of 1993. From April of 1993 through April of 1994, Mr. Tieken was the Vice President of Finance of Martin Marietta Corporation, which acquired General Electric Aerospace in April of 1993. Mr. Tieken is the principal financial officer of Goodyear.

         Mr. Culler has been employed by Goodyear for 35 years. He has been Executive Vice President responsible for North American Tires since April, 1995. Prior to that he was President and CEO of Goodyear's Canadian subsidiary. He previously served as Chairman of the Board of Directors of the Company from August, 1988 to October, 1991. He was again elected a director and Chairman of the Board of the Company on July 27, 1995, and has held those positions since then.

         Dr. Calderon served in various research management posts until April 7, 1986, when he was elected a Vice President of Goodyear. He is the executive officer of Goodyear responsible for Goodyear's research programs. Dr. Calderon has been an employee of Goodyear since 1962.

         Mr. Boyazis joined Goodyear in 1963, serving in various posts until June 2, 1987, when he was elected a Vice President and the Secretary of Goodyear. He is also the Associate General Counsel of Goodyear.

         Mr. Williams served in various human resources posts until August 2, 1988, when he was elected a Vice President of Goodyear. Mr. Williams was responsible for corporate compliance with equal employment opportunity laws and regulations until July 1, 1991, when he became the executive officer of Goodyear responsible for Goodyear's human resources, diversity, safety and workers' compensation activities and for compliance with the various equal employment opportunity, workplace safety and other employment laws and regulations. Mr. Williams was the executive officer of Goodyear responsible for Goodyear's compensation and employment practices from March 1, 1993 through October 31, 1995. Effective November 1, 1995, Mr. Williams became the executive officer of Goodyear responsible for Goodyear's human resources policy, employment practices and systems. Mr. Williams has been an employee of Goodyear since 1962.

         Mr. Perduyn served in various public relations posts until he was elected a Vice President of Goodyear effective June 1, 1989. He is the executive officer of Goodyear responsible for Goodyear's public affairs activities. Mr. Perduyn has been an employee of Goodyear since 1970.

         Mr. Adante served in various engineering and management posts until April of 1990, when he was appointed Vice President for merchandise distribution and control. Mr. Adante was elected a Vice President effective April 1, 1991. He is the executive officer of Goodyear responsible for materials management. Mr. Adante has been an employee of Goodyear since 1966.

         Mr. Orme served in various manufacturing management posts until he was elected a Vice President of Goodyear effective September 1, 1992. He is the executive officer of Goodyear responsible for Goodyear's worldwide manufacturing, corporate engineering and product distribution operations. Mr. Orme has been an employee of Goodyear since 1962.

         Mr. Miller served in various management and research and development posts until he was elected a Vice President of Goodyear effective November 1, 1992. He is the executive officer of Goodyear responsible for Goodyear's purchasing operations. Mr. Miller has been an employee of Goodyear since 1967.

         Mr. Burns served in various human resources posts until appointed Director of Organization Development and Training in 1986. He was elected a Vice President of Goodyear effective March 1, 1993. He is the executive officer of Goodyear responsible for Goodyear's human resources and total quality systems. Mr. Burns has been an employee of Goodyear since 1965.

         Mr. Strickler served in various accounting, treasury and financial posts until August of 1988, when he became the principal financial officer of the Tire Division. Mr. Strickler was a Vice President and the Comptroller of Goodyear from September 1, 1993 to May 31, 1996. Since June 1, 1996, Mr. Strickler has served as a Vice President of Goodyear and is the executive officer of Goodyear responsible for the financial functions of Goodyear's North American Tires operations. Mr. Strickler has been an employee of Goodyear since 1969.

         Mr. Whiteley served in various quality control and quality assurance managerial posts until appointed Director of Tire Quality Assurance on June 1, 1990. He was elected a Vice President of Goodyear on November 2, 1993, serving as the executive officer of Goodyear responsible for product quality and safety. Effective July 1, 1995, Mr. Whiteley became the executive officer of Goodyear responsible for product quality and safety and environmental and occupational health and safety improvement and government compliance programs. Mr. Whiteley has been an employee of Goodyear since 1969.

         Mr. Hauman served in various financial management posts around the world until he was elected an Assistant Treasurer of Goodyear on August 15, 1988. He was elected a Vice President and the Treasurer of Goodyear on October 4, 1994. Mr. Hauman is the executive officer of Goodyear responsible for Goodyear's worldwide treasury operations, risk management activities and pension asset management. Mr. Hauman has been an employee of Goodyear since 1968.

         Dr. Steichen served in various research and development posts until August 1, 1991, when he was appointed Director of Technology Management. On November 1, 1992, Dr. Steichen was appointed the General Manager of Technology and Quality Assurance of South Pacific Tyres, a joint venture company 50% owned by Goodyear, serving in that capacity until November 30, 1994. Dr. Steichen was elected a Vice President of Goodyear effective December

1, 1994. Dr. Steichen is the executive officer of Goodyear responsible for Goodyear's worldwide tire technology activities. Dr. Steichen has been an employee of Goodyear since 1973.

         Mr. Harvie joined Goodyear on July 1, 1995 as a Vice President and the General Counsel of Goodyear. Prior to joining Goodyear, Mr. Harvie was a Vice President and the Associate General Counsel of TRW Inc. from 1989 through June 1995. Mr. Harvie had been employed by TRW Inc. for 20 years in various capacities in the TRW Inc. law department.

         Mr. Fiedler served in various chemical sales and marketing positions and managerial posts until October 1, 1991, when he became the President and Chief Executive Officer of The Kelly-Springfield Tire Company, formerly a wholly-owned subsidiary of Goodyear. Since January 1, 1996, he has served as the President of the Kelly-Springfield Division. He was elected a Vice President of Goodyear on November 5, 1996 and is the executive officer of Goodyear responsible for Kelly-brand and private-brand tire operations. Mr. Fiedler has been an employee of Goodyear since 1963.

         Mr. Valensi served in various finance, sales and marketing positions until 1985, when he was appointed Director of Sales and Marketing for the European region. In November 1993, he was named President and Chief Executive Officer of Goodyear France S.A., a wholly-owned subsidiary of Goodyear. On February 1, 1996, Mr. Valensi was appointed Vice President of Goodyear's European region. On November 5, 1996, Mr. Valensi was elected a Vice President of Goodyear and in that capacity serves as the executive officer of Goodyear responsible for the Goodyear's operations in Europe, Africa and the Middle East. Mr. Valensi has been an employee of Goodyear since 1965.

         Mr. Gingo served in various research and development and managerial posts until elected a Vice President of Goodyear effective November 1, 1992, serving in that capacity as the executive officer of Goodyear responsible for Goodyear's worldwide tire technology activities until January 1, 1995, when he was appointed Vice President of Goodyear's Asia region. On November 5, 1996, Mr. Gingo was elected a Vice President of Goodyear and, in that capacity, is the executive officer of Goodyear responsible for Goodyear's operations in Asia. Mr. Gingo has been an employee of Goodyear since 1966.

         Mr. Polhemus served in various managerial positions in Goodyear's international operations until June 1, 1991, when he was appointed Managing Director and President of Goodyear do Brasil Produtos de Borracha Ltda, a wholly-owned subsidiary of Goodyear. On April 10, 1995, Mr. Polhemus was appointed Vice President for the Latin America region. On November 5, 1996, Mr. Polhemus was elected a Vice President of Goodyear and, in that capacity, is the executive officer of Goodyear responsible for Goodyear's Latin American operations. Mr. Polhemus has been an employee of Goodyear since 1969.

         Mr. Persinger joined Goodyear in 1966, serving in various research and development and managerial positions until May 16, 1989, when he was appointed Vice President and General Manager of the Polyester Division. He served in that capacity until December 1992, when the Polyester Division was sold to Shell Oil Company. Mr. Persinger left Goodyear and joined Shell at that time. He rejoined Goodyear effective January 1, 1995, when he was appointed Vice President and General Manager of Engineered Products. On November 5, 1996, Mr. Persinger was elected a Vice President of Goodyear and, in that capacity, is the executive officer of Goodyear responsible for Goodyear's Engineered Products operations.

         Mr. Dick served in various research and development and production posts until elected a Vice President of Goodyear on April 9, 1984, serving as the executive officer of Goodyear responsible for Goodyear's general products technology management activities worldwide until October 1991, when he was appointed Vice President and General Manager of Goodyear's Chemical Division. On November 5, 1996, Mr. Dick was elected a Vice President of Goodyear and in that capacity the executive officer of Goodyear responsible for Goodyear's Chemical Division. Mr. Dick has been an employee of Goodyear since 1964.

         Mr. Richardson served in various financial management posts until he was appointed General Manager and Finance Director of Goodyear Great Britain Limited on November 1, 1990. Mr. Richardson was appointed General Auditor of Goodyear on February 1, 1993, serving in that post until appointed Vice President and Comptroller on June 1, 1996. He was elected Vice President Corporate Finance of Goodyear on November 5, 1996 and in that capacity is the principal accounting officer of Goodyear. Mr. Richardson has been an employee of Goodyear since 1967.

         Mr. Sprang served in various financial posts until appointed Finance Director for Europe on July 1, 1990, serving in that post until September 1, 1993, when he was appointed Vice President Business Development. Mr. Sprang was elected a Vice President of Goodyear on November 5, 1996 and in that capacity is the executive officer of Goodyear responsible for Goodyear's business development activities. Mr. Sprang has been an employee of Goodyear since 1966.

         There are no family relationships between any of the executive officers or directors of Goodyear.

         Each executive officer is elected by the board of directors of Goodyear at its annual meeting to a term of one year or until his or her successor is duly elected, except in those instances where the person is elected at other than an annual meeting of the board of directors in which event such person's tenure will expire at the next annual meeting of the board of directors unless such person is reelected. The next annual meeting of the board of directors is scheduled to be held in April of 1999.

         None of Goodyear's directors or executive officers own any shares of Common Stock, and neither any of these individuals nor Goodyear has engaged in any transactions in shares of Common Stock during the 60 days preceding the date of this Proxy Statement.

                                                                    APPENDIX A

                                   PROXY CARD
                                BRAD RAGAN, INC.
                        4404-G STUART ANDERSON BOULEVARD
                               CHARLOTTE, NC 28217


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _________________ and _________________, as agents, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Brad Ragan, Inc. (the "Company") held of record by the undersigned on _______ ___, 1998 at the Annual Meeting of the Shareholders to be held on
_______, ______ ___, 1998 at 11:30 a.m. local time at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina, and at any adjournment thereof.

(1) PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO GRANT RIGHTS OF DISSENT AND APPRAISAL IN CERTAIN TRANSACTIONS, INCLUDING THE SHARE EXCHANGE DESCRIBED IN PROPOSAL NO. 2 BELOW:

         For               Against                   Abstain
         [ ]               [ ]                       [ ]


(2) PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF SHARE EXCHANGE BETWEEN THE COMPANY AND THE GOODYEAR TIRE & RUBBER COMPANY AND THE TRANSACTIONS CONTEMPLATED THEREBY:

         For               Against                   Abstain
         [ ]               [ ]                       [ ]


(3)      ELECTION OF DIRECTORS:

   [ ]   FOR all nominees listed below               [ ]   WITHHOLD AUTHORITY
         (except as marked to the contrary                 to vote for all
          below)                                           nominees listed below

         Eugene R. Culler, Jr.
         Michael R. Thomann
         Ronald J. Carr
         Richard E. Sorensen
         Richard D. Person
         James W. Barnett

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

         Name(s):
                 ---------------------------------------------------------------

(4) IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND FOR ALL THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                                  ------------------------------
                                                            Signature

DATED: ________________, 1998                     ------------------------------
                                                    Signature if held jointly

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE

                                                                         ANNEX I
                                    AGREEMENT
                                       AND
                             PLAN OF SHARE EXCHANGE
                                     BETWEEN
                       THE GOODYEAR TIRE & RUBBER COMPANY
                                       AND
                                BRAD RAGAN, INC.


         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement," which includes the "Plan" as herein set forth) is made and entered into between The Goodyear Tire & Rubber Company, an Ohio corporation (the "Acquiring Corporation"), and Brad Ragan, Inc., a North Carolina corporation (the "Acquired Corporation"), pursuant to Sections 55-11-02 and 55-11-07 of the North Carolina Business Corporation Act (the "Act"), the Acquiring Corporation and the Acquired Corporation being herein collectively referred to as the "Participating Corporations."

         WHEREAS, the Board of Directors of the Acquired Corporation has determined that it is advisable that the shares of its Common Stock, $1.00 par value (the "Common Stock"), which are outstanding and not owned by the Acquiring Corporation (the "Plan Shares") be acquired by the Acquiring Corporation on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained, the Participating Corporations do hereby agree as follows:

I.       THE SHARE EXCHANGE TRANSACTION.

         The Acquiring Corporation will acquire all Plan Shares pursuant to the terms and conditions of this Agreement and Plan of Share Exchange (the "Plan").

II.      TERMS AND CONDITIONS OF THE EXCHANGE.

         2.1 The Exchange. At the Effective Time (as defined in Section 4.2 below), the shares of the Participating Corporations shall be exchanged as follows:

                  (a) Acquiring Corporation. The outstanding shares of capital stock of the Acquiring Corporation will not be exchanged, altered or affected in any manner as a result of the share exchange to be effected pursuant to this Plan and will remain outstanding as shares of the Acquiring Corporation.

                  (b) Acquired Corporation. Each outstanding share of Common Stock of the Acquired Corporation except those already owned by the Acquiring Corporation (each a "Plan Share"), will, by virtue of the share exchange provided for by the Plan and without any further action on the part of the holder thereof, be exchanged for, and become the right to receive from the Acquiring Corporation, $37.25 in cash upon surrender to the Acquiring Corporation (or an agent of the Acquiring Corporation designated as provided in Section
         2.2 hereof) of the certificate or certificates representing such Plan Share or Shares, as provided in Section 2.2 hereof (the "Exchange"). No interest shall be payable with respect to payment of such cash amount on surrender of outstanding certificates. No holder of any Plan Share or Shares (or any certificate representing such Plan Share or Shares) immediately prior to the Effective Time shall be entitled to receive any dividend declared and payable in respect of such Plan Share or Shares after the Effective Time, any such dividend being the property of the Acquiring Corporation. The stock transfer ledger of the Acquired Corporation shall be closed in respect of the Plan Shares from and after the Effective Time, except that the Acquired Corporation shall cause its transfer agent to issue a certificate representing the Plan Shares to the Acquiring Corporation.

         2.2 Surrender of Share Certificates. After the Effective Time, each holder, other than the Acquiring Corporation, of an outstanding certificate or certificates representing Plan Shares shall surrender the same to the Acquiring Corporation in accordance with the instructions contained in a form of letter of transmittal. The letter of transmittal and certificate(s) shall be delivered to the bank, trust company or other party designated by the Acquiring Corporation as paying agent for the exchange of Plan Shares for cash as provided herein. Upon such surrender, each such holder shall receive cash in the amount of $37.25 for each Plan Share represented by a certificate so surrendered. Until so surrendered, each outstanding certificate that prior to the Effective Time represented one or more Plan Shares shall be deemed for all purposes to evidence only the ownership of the non-transferable right to receive the cash to be exchanged for each Plan Share represented by said certificate and from and after the Effective Time the registered holder of said certificate shall not be entitled to transfer, to receive dividends on or to vote the Plan Shares represented by said certificates. With respect to any certificate for Plan Shares that has been lost or destroyed, the Acquiring Corporation shall pay the holder thereof the consideration attributable to such certificate upon receipt of (i) evidence of ownership of such Plan Shares reasonably satisfactory to the Acquiring Corporation, and (ii) an indemnity bond posted by such holder in such amount as the Acquiring Corporation may reasonably require.

III.     EFFECTS OF EXCHANGE.

         The Exchange shall transpire pursuant to the provisions of and with the effect provided in the Act.

IV.      GENERAL CONDITIONS AND AGREEMENTS.

         4.1 Statutory Right of Dissent. Prior to submitting the Plan to a vote of its shareholders the Acquired Corporation shall submit to its shareholders (with the recommendation of its Board of Directors), and the Acquiring Corporation shall vote all of its shares of Common Stock in favor of, an amendment of the Articles of Incorporation of the Acquired Corporation which provides that statutory dissenters' rights, as set out in Article 13 of the Act, shall be applicable to this transaction notwithstanding the provisions of
Section 55-13-02(c) of the Act.

         4.2 Effective Time. As used in the Plan, the term "Effective Time" means the later of (i) 11:59 P.M. (Charlotte Time) on June 15, 1998, or (ii) the time at which appropriate Articles of Share

Exchange, including this Agreement and Plan of Share Exchange, shall have been filed with the Secretary of State of North Carolina in accordance with Section 55-11-05 of the Act.

         4.3 Termination. This Agreement may be terminated and abandoned prior to the Effective Time, irrespective of the prior approval of the shareholders of the Acquired Corporation, by (i) the mutual written consent of the Board of Directors of the Acquired Corporation, acting upon the recommendation of the Special Committee (as defined in Section 5.9), and the Board of Directors of the Acquiring Corporation; (ii) action of the Board of Directors, the Chairman of the Board, any President, any Executive Vice President or any Vice President of the Acquiring Corporation in the case of any termination of the Plan for "just cause"; or (iii) action of the Board of Directors, the Chairman of the Board, any President, any Executive Vice President or any Vice President of the Acquiring Corporation in the case of a unilateral termination without just cause. Unless this Agreement is terminated prior to the shareholder vote thereon, the failure of the Acquiring Corporation to vote shares of Common Stock owned by it in favor of this Agreement shall be treated as a unilateral termination by the Acquiring Corporation without just cause hereunder. The Plan and the Exchange shall terminate if for any reason the transactions contemplated herein shall not have occurred by September 15, 1998. In the event of any termination of the Plan pursuant to this Section 4.3, the Plan shall become void and shall have no effect. Any such termination shall not give rise to any liability on the part of either the Acquired Corporation or the Acquiring Corporation or their respective directors, officers or shareholders, except as expressly provided in this Section 4.3. If the Plan should be abandoned and terminated unilaterally by the Acquiring Corporation without just cause, then the Acquiring Corporation will reimburse the Acquired Corporation for any fees reasonably incurred and paid to investment bankers and legal counsel in connection with the negotiation, preparation or implementation of the Plan, plus any costs reasonably incurred in connection with preparation and distribution of a proxy statement and proxy and the solicitation of proxies ("Reimbursable Expenses"), which reimbursements shall be the sole obligation of the Acquiring Corporation in the case of its unilateral termination of the Plan and the Acquiring Corporation shall have no other liability in connection therewith. For the purposes hereof, any of the following or similar circumstances or events shall constitute "just cause" for termination of the Plan by the Acquiring
Corporation:

                  (a) Any action, suit, investigation, other proceeding or claim (other than the Shareholder Litigation (as defined in Section 5.6)) shall have been threatened or instituted before any court or before or by any government or governmental agency or instrumentality either (1) to restrain, prohibit or invalidate the transactions contemplated by this Agreement, (2) to impose any restrictions, limitation or conditions with respect thereto or with respect to the Acquiring Corporation's ownership of the Acquired Corporation or any of its subsidiaries, (3) to obtain damages or other relief in connection with the transactions contemplated by this Agreement, excluding actions by shareholders of the Acquired Corporation asserting dissenters' rights if, and only if, asserted in respect of 5% or less of the outstanding shares of the Common Stock, or (4) which the Acquiring Corporation deems adverse to its interest or which, in the sole judgment of the Acquiring Corporation, might materially and adversely affect its operations or financial condition; or

                  (b) The status of the Shareholder Litigation (as defined in Section 5.6) shall be such that, in the sole judgment of the Acquiring Corporation, pursuing the consummation of the Plan in light of such litigation would not be in the best interests of the Acquiring Corporation.

                  (c) Shareholders of the Acquired Corporation holding more than 5% of the aggregate number of outstanding shares of the Common Stock shall have asserted their dissenters' rights and shall not have lost, surrendered or withdrawn such dissenters' rights.

                  (d) The Acquired Corporation shall have failed to comply with or to perform in any material respect any covenant or obligation of the Acquired Corporation contained in the terms and conditions of this Agreement and such failure has continued for a period of thirty (30) days after notice to the Acquired Corporation; or

                  (e) Any condition precedent to the implementation of the Plan shall not have been satisfied (other than a condition which the Acquiring Corporation could have caused to be satisfied without incurring any cost or expense or taking an action or suffering a consequence deemed by it to be adverse to its interests); or

                  (f) Any representation or warranty of the Acquired Corporation shall prove to have been untrue or incorrect in any material respect when made or shall at any time cease to be true and correct in all material respects;

provided, however, that if the Acquiring Corporation abandons or terminates the Plan on the ground of either paragraph (a), (b) or (c) of this Section 4.3, the Acquiring Corporation shall reimburse the Acquired Corporation for up to, but not exceeding, $250,000 of Reimbursable Expenses.

         4.4 Conduct of the Participating Corporations prior to the Effective Time. Until the completion of the share exchange, the Acquired Corporation shall continue to conduct its business without material change and it shall not (i) issue any equity security or instrument convertible into any equity security,
(ii) make any distribution or other disposition of its assets, capital or surplus except in the ordinary course of business, (iii) take any action which would impair its assets, or (iv) take any action that would cause its representations and warranties to be untrue in any material respect at the Effective Time. Prior to the Effective Time, each of the Participating Corporations shall promptly take all such actions as shall be necessary or appropriate in order to effect the Exchange in accordance with the terms and conditions of the Plan, including, but not limited to, complying with the conditions set forth in Section 4.5(b).

         4.5 Conditions to the Exchange. The obligation of the Acquiring Corporation to acquire the Plan Shares pursuant to the Plan shall be conditioned upon the satisfaction of the following conditions:

                  (a) The Plan shall have been approved at the meeting of shareholders of the Acquired Corporation held for such purpose, or any adjournment thereof, by the vote of the holders of a majority of the Common Stock outstanding and entitled to vote thereon.

                  (b) All filings, registrations, notices, consents, approvals, authorizations, certificates, orders and permits with respect to the exchange of the Plan Shares pursuant to and in accordance with the provisions of the Plan required from any court, government or governmental body, agency or instrumentality having or asserting jurisdiction over the Participating Corporations shall have been made or obtained and be in full force and effect on a basis satisfactory to the Acquiring Corporation.

                  (c) The representations and warranties of the Acquired Corporation made in this Agreement shall be true and correct in all material respects at, and at all time prior to, the Effective Time, and the Acquired Corporation shall have fully performed in all material respects its covenants and obligations under this Agreement at or prior to the Effective Time.

V.       REPRESENTATIONS AND WARRANTIES OF ACQUIRED CORPORATION.

         5.1 Organization, Standing and Qualification. The Acquired Corporation is duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Each subsidiary of the Acquired Corporation is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as now being conducted. Each of the Acquired Corporation and its subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial conditions of the Acquired Corporation and its subsidiaries taken as a whole.

         5.2 Capital Structure. The Acquired Corporation's authorized capital stock consists of 10,000,000 shares of Common Stock, of which 2,190,619 shares are issued and outstanding. All issued and outstanding shares have been validly issued, are fully paid and nonassessable and have voting rights. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Acquired Corporation to issue any additional shares of its capital stock. There are no outstanding options, rights, warrants, subscriptions, convertible securities or other agreements or commitments obligating any subsidiary of the Acquired Corporation to issue any additional shares of its capital stock. There are no outstanding obligations of the Acquired Corporation or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of any of its subsidiaries. The Acquired Corporation is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of the capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance.

         5.3 Due Authorization. The Acquired Corporation has the requisite corporate power and authority to execute and deliver this Agreement and, following compliance with Section 4.5(b), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Acquired Corporation and the consummation by the Acquired Corporation of the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors of the Acquired Corporation and no other corporate proceeding on the part of the Acquired

Corporation is necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval and adoption of the Plan and this Agreement by the holders of a majority of the shares of Common Stock outstanding. This Agreement has been duly and validly executed and delivered by the Acquired Corporation and constitutes a valid and binding agreement of the Acquiring Corporation, enforceable against the Acquired Corporation in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

         5.4 Reports and Financial Statements. (a) The Acquired Corporation has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it pursuant to applicable law since January 1, 1994 (the "SEC Reports"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC promulgated under the Exchange Act. None of the SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference in the SEC Reports, at the time filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The audited and unaudited consolidated financial statements of the Acquired Corporation included (or incorporated by reference) in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the consolidated financial position of the Company as of their respective dates, and the consolidated results of operations and retained earnings and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments and the absence of such footnotes as may be omitted in unaudited interim financial statements prepared in accordance with United States generally accepted accounting principles.

         5.5 No Violation of Instruments. The execution and delivery of this Agreement do not, and the consummation of the share exchange will not, (1) violate any provision of the Articles of Incorporation or Bylaws of the Acquired Corporation; (2) violate any provision of or result in the acceleration of an obligation under, or result in the imposition of any lien or encumbrance on any asset of the Acquired Corporation pursuant to, the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree; (3) result in the termination of any license, franchise lease, or permit to which the Acquired Corporation is a party or by which it is bound; (4) violate or conflict with any other restriction of any kind or character to which the Acquired Corporation is subject; or (5) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act, or (ii) the filing of appropriate Articles of Share Exchange with the Secretary of State of North Carolina in accordance with
Section 55-11-05 of the Act.

         5.6 Litigation. Other than the lawsuit styled Herbert T. Behrens and Martin Bergstein, Trustee FBO Herbert R. Behrens v. Brad Ragan, Inc., et al., 197 CVS 14799 (the "Shareholder

Litigation") there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of the Acquired Corporation, threatened against the Acquired Corporation or any of its subsidiaries before any court or governmental or regulatory authority that, individually or in the aggregate, (i) could be reasonably expected to have a material adverse effect on the business or financial condition of the Acquired Corporation and its subsidiaries taken as a whole, or (ii) in any manner seeks to amend or terminate the Plan or to prevent, enjoin, alter the terms of, or delay the Exchange.

         5.7 Compliance With Law. To the knowledge of the Acquired Corporation, the Acquired Corporation and its subsidiaries, and the businesses of the Acquired Corporation and its subsidiaries, are being conducted, in compliance in all material respects with all applicable laws, orders, rules or regulations of any governmental authority.

         5.8 Shareholder Protection Act - Required Shareholder Vote. The North Carolina Shareholder Protection Act is not applicable to the Acquired Corporation. The only vote of shareholders of the Acquired Corporation required to approve and adopt the Plan and approve the Exchange is the affirmative vote of the holders of at least a majority of the outstanding shares of the Common Stock.

         5.9 Fairness Opinion. Interstate/Johnson Lane Corporation ("IJL"), the independent financial advisor to the Special Committee of the Board of Directors of the Acquired Corporation established to review and consider the proposal to effect the Exchange contemplated by the Plan (the "Special Committee"), has delivered to the Acquired Corporation its written opinion that the consideration to be paid for the Plan Shares in the share exchange is fair, from a financial point of view, to the holders of the Plan Shares. At the date of this Agreement, said opinion has not been withdrawn or modified. A true and complete copy of said opinion has been delivered to the Acquiring Corporation.

         5.10 Board Action. The Board, at a meeting duly called and held on May 5, 1998, has unanimously (exclusive of directors who abstained from voting because of their relationship with the Acquiring Corporation) (i) determined that the Plan and the share exchange pursuant thereto are fair to and in the best interests of the holder of the Plan Shares, (ii) approved and adopted this Agreement and the Plan and (iii) recommended that the shareholders of the Acquired Corporation approve and adopt this Agreement and the Plan. The Acquired Corporation has been advised by its directors that each of them intends to vote all shares of Common Stock owned by him in favor of the approval and adoption by the shareholders of the Acquired Corporation of this Agreement and the Plan.

         5.11 Absence of Certain Changes. Since December 31, 1997, except as contemplated by this Agreement or disclosed in the Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K") of the Acquired Corporation or in any SEC Report filed since the 1997 10-K and prior to the date of this Agreement, the Acquired Corporation and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1997, there has not been
(i) any change in the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Acquired Corporation and its subsidiaries having, individually or in the aggregate a material adverse effect on the Acquired Corporation and its subsidiaries taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Acquired Corporation or any of its subsidiaries having, individually or in the aggregate, a material adverse effect on the Acquired Corporation and its subsidiaries taken as a whole, (iii) any change by the Acquired Corporation in its accounting methods, principles or practices not mandated by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Acquired Corporation or any redemption, purchase or other acquisition of any of its securities, or (v) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers, directors, or key employees of the Acquired Corporation or any of its subsidiaries, except in the ordinary course of business consistent with past practice.

         5.12 Employee Benefit Plans. The employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Acquired Corporation or any of its subsidiaries are listed on Schedule 5.12 (the "Benefit Plans") and the Acquiring Corporation has been furnished with a copy of each Benefit Plan and each material document prepared in connection with each Benefit Plan. Except as disclosed by the Acquired Corporation to the Acquiring Corporation: (i) none of the Benefit Plans is a multi-employer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) except as expressly disclosed on Schedule 5.12, none of the Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (iii) each Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Plan; and
(iv) each Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law.

         5.13 Proxy Statement. The proxy statement to be sent to the shareholders of the Acquired Corporation in connection with a shareholders' meeting called for the purpose of considering the approval of the Plan (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Acquired Corporation, at the time of the shareholders' meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communications with respect to the solicitation of proxies for the shareholders' meeting which shall have become false or misleading; provided, that no representation is made by the Acquired Corporation with respect to statements made in the Proxy Statement based on information supplied in writing by the Acquiring Corporation or its representatives expressly for inclusion in the Proxy Statement. The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         5.14 Real Property and Leases. The Acquired Corporation and its subsidiaries have sufficient title to all of their respective properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a material adverse effect on the Acquiring Corporation and its subsidiaries taken as a whole.

         5.15 Taxes. The Acquired Corporation and its subsidiaries have filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all applicable ad valorem taxes as are due, other than (i) such payments as are being contested in good faith by appropriate proceedings and (ii) such filings, payments or other occurrences that, individually or in the aggregate, would not have a material adverse effect on the Acquired Corporation and its subsidiaries taken as a whole. Except as disclosed on Schedule 5.15, no taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of the Acquired Corporation, threatening to assert against the Acquired Corporation or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Acquired Corporation has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax. The accruals and reserves for taxes reflected in the consolidated balance sheet of the Acquired Corporation and its subsidiaries at December 31, 1997 are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles.

         5.16 Environmental Matters. There are no specific facts or circumstances known to the Acquired Corporation that would indicate that the Acquired Corporation or any of its subsidiaries will likely be subject to liability in respect of a violation or alleged violation of any Environmental Law (as defined below), which would be material to the Acquired Corporation and its subsidiaries, taken as a whole. As used in this Agreement, "Environmental Law" shall mean: any federal, state or local law, rule or regulation or common law, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment including, without limitation, laws relating to emissions, discharges, releases or threatened release of hazardous materials (as defined by such laws) into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any hazardous material.

         5.17 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of the Acquired Corporation. IJL was retained by, and acted as financial advisor to, the Special Committee. IJL's fee for its financial advisory services is $65,000, plus certain expenses.

VI.      REPRESENTATIONS AND WARRANTIES OF ACQUIRING CORPORATION.

         6.1 Organization, Standing and Qualification. The Acquiring Corporation is duly organized, validly existing and in good standing under the laws of Ohio, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

         6.2 Authority for this Agreement. The Acquiring Corporation has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by


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this Agreement. The execution and delivery of this Agreement by the Acquiring
Corporation and the consummation by the Acquiring Corporation of the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors of the Acquiring Corporation and no other corporate proceeding on the part of the Acquiring Corporation is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Acquiring Corporation and constitutes a valid and binding agreement of the Acquiring Corporation, enforceable against the Acquiring Corporation in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

         6.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Acquiring Corporation nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in a breach of any provision of the Amended Articles of Incorporation or Code of Regulations of the Acquiring Corporation; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except pursuant to the Exchange Act; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms of any obligation to which the Acquiring Corporation is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not materially and adversely affect the ability of the Acquiring Corporation to consummate the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiring Corporation or any of its assets, except for violation that would not materially adversely affect the ability of the Acquiring Corporation to consummate the transactions contemplated by this Agreement.

         6.4 Financing. The Acquiring Corporation has sufficient funds to enable it to satisfy its obligation to purchase the Plan Shares pursuant to this Agreement.

         6.5 Litigation. There is no claim, action, proceeding or governmental investigation pending, or to the knowledge of the Acquiring Corporation, threatened against the Acquiring Corporation that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the ability of the Acquiring Corporation to consummate the transactions contemplated by this Agreement or that in any manner seeks to enjoin the Exchange.

         6.6 Brokers. No broker, finder or other investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of the Acquiring Corporation or its affiliates.

VII.     INDEMNIFICATION; INSURANCE.

         7.1 Until the sixth anniversary of the Effective Time, the Acquired Corporation shall indemnify each of its officers, directors, employees or agents (the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses arising from his service as an officer, director,


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



employee or agent prior to and including the Effective Time, and shall provide for the advancement of expenses incurred in defense of any action or suit, to the fullest extent required pursuant to the Acquired Corporation's articles of incorporation and bylaws as each is in effect on the date of this Agreement. If any claim is made against any of the Indemnified Parties on or prior to the sixth anniversary of the Effective Time arising from his service as an officer, director, employee or agent at or prior to the Effective Time, the provisions of this Section 7.1 shall continue in effect until the final disposition of all such claims.

         7.2 Until the sixth anniversary of the Effective Time, the Acquired Corporation shall maintain, or cause to be maintained, in effect, at no expense to the beneficiaries thereof, directors' and officers' liability protection with respect to matters occurring at or prior to the Effective Time, providing the same coverage with respect to the Acquired Corporation's officers and directors as in effect on the date of this Agreement.

         7.3 In the event the Acquired Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Acquired Corporation shall assume the obligations of the Acquired Corporation in this
Article VII.

VIII.    NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or via courier service or when received if mailed by registered mail, return receipt requested to the parties at the addresses indicated below:

         To Acquiring Corporation:  The Goodyear Tire & Rubber Company
                                    1144 East Market Street
                                    Akron, Ohio  44316-0001

                                    Attn:    Clark E. Sprang, Vice President


         To Acquired Corporation:   Brad Ragan, Inc.
                                    Post Office Box 240587
                                    Charlotte, North Carolina  28224

                                    Attn:    Michael R. Thomann,
                                             President


         Copy to: Womble, Carlyle, Sandridge & Rice, PLLC 3300 One First Union Center
                                    Charlotte, North Carolina  28202



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



                                    Attn:    Garza Baldwin, III, Esq.

                                             and

                                    Robinson, Bradshaw & Hinson, P.A.
                                    101 North Tryon Street, Suite 1900
                                    Charlotte, North Carolina  28246

                                    Attn:    Robin L. Hinson, Esq.

IX.      MISCELLANEOUS.

         9.1 Governing Law. This Agreement shall be interpreted, construed and enforced under and in accordance with the laws of the State of North Carolina.

         9.2 Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement. Obligations undertaken by the parties may not be assigned or delegated without the written consent of the other party hereto and nothing herein shall be construed to create any rights enforceable by any other person (except in the case of Sections 2.1 and 2.2 after the Effective Time).

         9.3 Counterpart Originals. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, as long as one or more counterparts shall have been signed by each of the parties and delivered to the other.

         9.4 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties, superseding all prior agreements and understandings between them relating to the subject matter of this Agreement.

         9.5 Amendments. This Agreement may be amended only by the written agreement of both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Share Exchange to be duly executed by their respective officers thereunto duly authorized as of the dates indicated below.

DATED: May 5, 1998                      THE GOODYEAR TIRE & RUBBER COMPANY

Attest:/s/ James Boyazis                By:/s/ George E. Strickler
       --------------------------          -----------------------------------
       James Boyazis, Secretary            George E. Strickler, Vice President


DATED: May 5, 1998                      BRAD RAGAN, INC.

Attest:/s/ Ronald J. Carr               By:/s/ Michael R. Thomann
       --------------------------          -----------------------------------
       Ronald J. Carr, Secretary           Michael R. Thomann, President


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